 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997

                        REGISTRATION NOS. 333-15089 AND 333-15089-01 THROUGH 04
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      PRE-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

  BANKERS TRUST NEW YORK CORPORATION           BT PREFERRED CAPITAL TRUST I
     (EXACT NAME OF REGISTRANT AS              BT PREFERRED CAPITAL TRUST II
      SPECIFIED IN ITS CHARTER)                BT PREFERRED CAPITAL TRUST III
                                               BT PREFERRED CAPITAL TRUST IV
                                              (EXACT NAME OF REGISTRANT AS
                                               SPECIFIED IN ITS CHARTER)

               NEW YORK                                 DELAWARE
   (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)           INCORPORATION OR ORGANIZATION)
              13-6180473                               51-6506259
   (I.R.S. EMPLOYER IDENTIFICATION                     51-6506260
              NUMBER)                                  51-6506261
                                                       51-6506262
          130 LIBERTY STREET                (I.R.S. EMPLOYER IDENTIFICATION
       NEW YORK, NEW YORK 10006                         NUMBER)
            (212) 250-2500                     C/O BANKERS TRUST NEW YORK
  (ADDRESS, INCLUDING ZIP CODE, AND                   CORPORATION
   TELEPHONE NUMBER, INCLUDING AREA                130 LIBERTY STREET
   CODE, OF REGISTRANT'S PRINCIPAL              NEW YORK, NEW YORK 10006
          EXECUTIVE OFFICES)                         (212) 250-2500
                                           (ADDRESS, INCLUDING ZIP CODE, AND
                                            TELEPHONE NUMBER, INCLUDING AREA
                                            CODE, OF REGISTRANT'S PRINCIPAL
                                                   EXECUTIVE OFFICES)

                          GORDON S. CALDER, JR., ESQ.
                            MELVIN A. YELLIN, ESQ.
                      BANKERS TRUST NEW YORK CORPORATION
                              130 LIBERTY STREET
                           NEW YORK, NEW YORK 10006
                                (212) 250-2500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE OF EACH REGISTRANT)

                                WITH COPIES TO:

     MICHAEL M. WISEMAN, ESQ.                     KEVIN KEOGH, ESQ.
       SULLIVAN & CROMWELL                          WHITE & CASE
         125 BROAD STREET                    1155 AVENUE OF THE AMERICAS
     NEW YORK, NEW YORK 10004                 NEW YORK, NEW YORK 10036
          (212) 558-4000                           (212) 819-8200

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                                ---------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                                  (Continued on following page)

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

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of base prospectus: one to be used in connection with the offering and sale of Junior Subordinated Deferrable Interest Debentures, Preferred Securities and Guarantees, and one to be used in connection with the offering and sale of Senior Debt Securities and Subordinated Debt Securities. Each offering made under this Registration Statement will be made pursuant to one of these base prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

  In addition, the registrants currently intend to make an offering of a portion of the securities registered under the registration statement as permitted by Rule 430A under the Securities Act of 1933, as amended, and have included a form of prospectus supplement for use in the offering. Such form of prospectus supplement is for such offering only and will, when completed, be filed pursuant to Rule 424(b). Prospectus supplements used in connection with offerings of other securities registered hereunder will include only the appropriate base prospectus and may be in a different form and contain other information.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH ESTATE.   +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 31, 1997

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED       , 1997

                               $200,000,000
                          BT PREFERRED CAPITAL TRUST I

                      % PREFERRED SECURITIES, SERIES I
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

         [LOGO]        BANKERS TRUST NEW YORK CORPORATION

                                  ----------

  The     % Preferred Securities, Series I (the "Preferred Securities"),
offered hereby represent preferred undivided beneficial interests in the assets of BT Preferred Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Bankers Trust New York Corporation, a New York corporation (the "Corporation"), will initially be the holder of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"). Wilmington Trust Company is the

                                                        (Continued on next page)

                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-7 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.

                                  ----------

THESE SECURITIES ARE  NOT DEPOSITS OR OTHER  OBLIGATIONS OF A BANK  AND ARE NOT
 INSURED  BY  THE   FEDERAL  DEPOSIT   INSURANCE  CORPORATION   OR  ANY  OTHER
 GOVERNMENTAL AGENCY.

                                  ----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                                                   PROCEEDS TO
                                      INITIAL PUBLIC UNDERWRITING   THE ISSUER
                                      OFFERING PRICE COMMISSION(1) TRUST(2)(3)
                                      -------------- ------------- ------------
Per Preferred Security...............      $25            (2)          $25
Total................................  $200,000,000       (2)      $200,000,000

-----
(1) The Issuer Trust and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting" herein.

(2) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures (as defined herein), the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds
    $     per Preferred Security (or $     in the aggregate). See
    "Underwriting" herein. The compensation to be paid by the Corporation to the Underwriters with respect to any Preferred Securities sold to certain
    institutions will be $   . Therefore, to the extent of any such sales to
    such institutions, the actual total underwriting commission will be less than the foregoing amounts.
(3) Expenses of the offering that are payable by the Corporation are estimated
    to be $   .

                                  ----------

  The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about February , 1997, against payment therefor in immediately available funds.

                                  ----------

SMITH BARNEY INC.

     MERRILL LYNCH & CO.

           PAINEWEBBER INCORPORATED

                 PRUDENTIAL SECURITIES INCORPORATED

                       DEAN WITTER REYNOLDS INC.

                             AG EDWARDS & SONS, INC.

                                                       GOLDMAN, SACHS & CO.

          The date of this Prospectus Supplement is       , 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                               ----------------
(cover page continued)

Property Trustee of the Issuer Trust. The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in
 % Junior Subordinated Deferrable Interest Debentures, Series I (the "Junior Subordinated Debentures"), to be issued by the Corporation and engaging in only those activities necessary or incidental thereto. The Junior Subordinated
Debentures will mature on February   , 2037 (the "Stated Maturity"), which
date may be shortened to a date not earlier than February   , 2002 if certain
conditions are met. The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") not to exercise its right to shorten the Stated Maturity of the Junior Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. The Preferred Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Preferred Securities will be entitled to receive preferential
cumulative cash distributions accumulating from February   , 1997 and payable
quarterly in arrears on the   day of January, April, July and October of each
year, commencing April , 1997, at the annual rate of % of the stated liquidation amount of $25 (the "Liquidation Amount") per Preferred Security ("Distributions"). The Corporation has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of % per annum, compounded quarterly, and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" herein.

  The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness (as defined under "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus). Substantially all of the Corporation's existing indebtedness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers Trust Company, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Accordingly, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures and the Guarantee. See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantees--General" in the accompanying Prospectus.

  The Corporation has, through the Guarantee, the Declaration of Trust, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Preferred Securities.

See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements--Full and Unconditional Guarantee" in the accompanying Prospectus. The Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds available therefor held by the Issuer Trust, as described herein. See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus.

  The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Corporation (i) on
or after February   , 2002, in whole at any time or in part from time to time, or (ii) in certain circumstances as described under "Description of Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event", in whole (but not in part) at any time within 90 days upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein) (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained), in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Junior Subordinated Debentures or cause the redemption of the Preferred Securities prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Preferred Securities-- Redemption" herein.

  The holder of all the Common Securities has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is the holder of all the Common Securities, the Corporation (or such affiliate) will not so dissolve the Issuer Trust without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Preferred Securities--Liquidation of Issuer Trust and Distribution of Junior Subordinated Debentures" herein.

  If the Issuer Trust is dissolved, then after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution" in the accompanying Prospectus.

  Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. under the symbol "BTPrA". If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of the Issuer Trust, the Corporation will use all reasonable efforts to list the Junior Subordinated Debentures on the New York Stock Exchange, Inc. or such other securities exchange or automated quotation system, if any, on which the Preferred Securities may then be listed or traded.

  The Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the global certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Except as described in the accompanying Prospectus, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Certain Terms of Preferred Securities-- Registration of Preferred Securities" herein and "Description of Preferred Securities--Global Preferred Securities" in the accompanying Prospectus.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

BANKERS TRUST NEW YORK CORPORATION

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At December 31, 1996, the Corporation had consolidated total assets of $120.2 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

BT PREFERRED CAPITAL TRUST I

  The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on October 29, 1996, which will be governed by the Declaration of Trust (as defined below) among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, the Administrative Trustees named therein and the Holders of the Trust Securities from time to time. The Issuer Trust's business and affairs are conducted by its trustees: initially Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities,
(ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

THE OFFERING

Securities Offered..........
                              $200,000,000 aggregate Liquidation Amount of   %
                              Preferred Securities, Series I (Liquidation
                              Amount $25 per Preferred Security).

Offering Price..............
                              $25 per Preferred Security (Liquidation Amount $25), plus accumulated Distributions, if any, from February , 1997.

Distribution Dates..........
                              January  , April  , July   and October   of each
                              year, com-mencing April  , 1997.

Extension Periods...........  Distributions on Preferred Securities may be
                              deferred for the duration of any Extension Period selected by the Corporation with respect to the payment of interest on the Junior Subordinated

                              Debentures. No Extension Period will exceed 20 consecutive quarters or extend beyond the Stated Maturity as in effect at the time of the Corporation's election to defer interest in this manner. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" herein.

Ranking.....................  The Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Preferred Securities-- Subordination of Common Securities" in the accompanying Prospectus. The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Indebtedness (as defined in the accompanying Prospectus). See "Description of Junior Subordinated Debentures" in the accompanying Prospectus. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness. See "Description of Guarantees-- Status of the Guarantees" in the accompanying Prospectus.

Redemption..................
                              The Trust Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) contemporaneously with the optional redemption at any time by the Corporation of the Junior Subordinated Debentures upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (in each case as defined under "Description of Preferred Securities-- Redemption or Exchange" in the accompanying Prospectus) and (iii) at any time on or after February , 2002, contemporaneously with the optional redemption by the Corporation of the Junior Subordinated Debentures, in each case at a redemption price equal to 100% of the Liquidation Amount of such Preferred Securities plus accumulated and unpaid Distributions thereon to the date fixed for redemption. See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus.

Rating......................  The Preferred Securities are expected to be rated
                              "a2" by Moody's Investors Service, Inc.
                              ("Moody's") and BBB+ by Standard & Poor's Ratings Services ("Standard & Poor's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA Considerations...       Prospective purchasers must carefully consider
                              the restrictions on purchase set forth under "Certain ERISA Considerations" herein.

Absence of Market for the
Preferred Securities........  The Preferred Securities will be a new issue of securities for which there currently is no market. Although the Underwriters have informed the Issuer Trust and the Corporation that the Underwriters currently intend to make a market in the Preferred Securities, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Preferred Securities. Application will be made to list the Preferred Securities for trading on the New York Stock Exchange, Inc. See "Underwriting" herein.

Use of Proceeds.............
                              All of the proceeds to the Issuer Trust from the sale of the Preferred Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The net proceeds to the Corporation from the sale of the Junior Subordinated Debentures will be used by the Corporation for general corporate purposes, which may include investments in, or extensions of credit to, the Corporation's subsidiaries and the repurchase and/or redemption of preferred stock of the Corporation. Specific allocations of the proceeds to such purposes have not been made, although management has determined that funds should be borrowed at this time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested. See "Use of Proceeds" herein.

  For additional information regarding the Preferred Securities, see "Certain Terms of Preferred Securities", "Certain Terms of Junior Subordinated Debentures", "Certain Terms of Guarantee" and "Certain Federal Income Tax Consequences" in this Prospectus Supplement and "Description of Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Guarantees", "Description of Expense Agreements" and "Relationship among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements" in the accompanying Prospectus.

RISK FACTORS

  Prospective investors should carefully consider the matters set forth under "Risk Factors".

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, dated as of February , 1997, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are issued, (ii) the "Declaration of Trust" means the Amended and Restated Declaration of Trust relating to the Issuer Trust, dated as of February , 1997, as amended and supplemented from time to time, among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee") and the Administrative Trustees named therein (the "Administrative Trustees") (collectively the "Issuer Trustees"), and the Holders of the Trust Securities from time to time, (iii) the "Guarantee" means the Guarantee Agreement, dated as of February , 1997, relating to the Preferred Securities, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of February , 1997, as amended and supplemented from time to time, between the Corporation and the Issuer Trust. Each of the other capitalized terms used and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Preferred Securities may receive Junior Subordinated Debentures in exchange therefor upon liquidation of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures and the Guarantee. See "Bankers Trust New York Corporation" herein. None of the Junior Subordinated Indenture, the Guarantee, the Declaration of Trust or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Corporation's making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the

Corporation has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. See "Description of Junior Subordinated Debentures--Debenture Events of Default" in the accompanying Prospectus. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will also be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above conditions. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Preferred Securities--Distributions" and "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments" herein.

  If an Extension Period occurs, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust for United States federal income tax purposes. As a result, a holder of Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales or Redemption of Preferred Securities" herein.

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, if the Corporation were to elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

  The Corporation has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained). If the Corporation redeems the Junior Subordinated Debentures, it will thereby cause a mandatory redemption of the Preferred Securities. Any such redemption will be at a price equal to 100% of the Liquidation Amount of such Preferred Securities plus accumulated and unpaid Distributions to but excluding the date fixed for redemption. The Corporation has committed to the Federal Reserve that it will not exercise such right unless it has received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  See "--Possible Tax Law Changes" herein for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities prior to February , 2002.

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

  The holder of all the Common Securities has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is the holder of all the Common Securities, the Corporation (or such affiliate) will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Preferred Securities--Liquidation of Issuer Trust and Distribution of Junior Subordinated Debentures" herein.

  Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust should not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust could be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Beneficial Owners" herein.

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than February , 2002 and thereby cause the Preferred Securities to be redeemed on such earlier date. The Corporation has committed to the Federal Reserve that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.


MARKET PRICES

  There can be no assurance as to the market prices for Preferred Securities, or for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Preferred Securities (which represent preferred beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. In addition, because the Corporation has the right to shorten the Stated Maturity of the Junior Subordinated Debentures (subject to its commitment to the Federal Reserve not to do so without the Federal Reserve's prior approval, if such approval is then required under applicable Federal Reserve guidelines or policies), there can be no assurance that the Corporation will not exercise its option to change the maturity of the Junior Subordinated Debentures as permitted by the terms thereof and of the Junior Subordinated Indenture. If the Corporation does exercise such option, there can be no assurance that the shortening of the maturity of the Junior Subordinated Debentures will not have an effect on the market price of the Preferred Securities. See "Description of Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE GUARANTEE; DIRECT ACTION

  Wilmington Trust Company will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and Delaware Trustee under the Declaration of Trust. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Issuer Trust:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Guarantee is subordinate as described under "Description of Guarantees--Status of Guarantees" in the applicable Prospectus.

  The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts in respect of the Junior Subordinated Debentures on the date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of any amounts payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Corporation to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default", "--Enforcement of Certain Rights by Holders of Preferred Securities" and "Description of Guarantees" in the accompanying Prospectus. The Declaration of Trust provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of the Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described in the accompanying Prospectus. The Issuer Trustees and the holder of all the Common Securities may, subject to certain conditions, amend the Declaration of Trust without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the Declaration of Trust to ensure that the Issuer Trust (i) will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Preferred Securities-- Removal of Issuer Trustees" and "--Voting Rights; Amendment of Each Declaration of Trust" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

  Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. The Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Preferred Securities that disposes of its Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer Trust for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Preferred Securities disposed of. Such holder will recognize a capital loss to the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales or Redemptions of Preferred Securities" herein.

  As indicated above, application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. If the Preferred Securities are not listed on a national securities exchange or the NASDAQ National Market and the Underwriters do not make a market for the securities, the liquidity of the Preferred Securities could be adversely affected.

POSSIBLE TAX LAW CHANGES AFFECTING THE PREFERRED SECURITIES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. If it had been enacted, the Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. If similar provisions were to apply to the Junior Subordinated Debentures, the Corporation would be unable to deduct interest on the Junior Subordinated Debentures. On March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, if certain conditions are met, to
cause a redemption of the Preferred Securities before February   , 2002. See
"Certain Terms of Junior Subordinated Debentures--Redemption" and "Certain Terms of Preferred Securities--Redemption" herein and "Description of Preferred Securities--Redemption or Exchange" and "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes" herein.

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  The Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. At December 31, 1996, the Corporation had consolidated total assets of $120.2 billion. The Corporation's principal banking subsidiary is Bankers. Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

CONSOLIDATED RESULTS OF OPERATIONS

  The Corporation earned $612 million, or $6.78 primary earnings per share, for the full year 1996 compared with $215 million, or $2.03 primary earnings per share, in 1995.

  The Corporation earned $147 million, or $1.59 primary earnings per share, in the fourth quarter of 1996 compared with $176 million, or $1.99 primary earnings per share, in the third quarter of 1996 and $126 million, or $1.36 primary earnings per share, in the fourth quarter of 1995.

  Details with respect to the foregoing are set forth in the Corporation's Current Report on Form 8-K dated January 23, 1997, which is incorporated herein by reference.

          SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

  The following selected consolidated financial data at and for each of the two years ended December 31, 1995, have been derived from and are qualified in their entirety by the detailed financial information and consolidated financial statements of the Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995 ("Form 10-K") which is incorporated herein by reference.

  The following selected consolidated financial data at and for the year ended December 31, 1996 are unaudited but, in the opinion of management, all material adjustments necessary for a fair presentation of the Corporation's results of operations for such period have been made. All such adjustments were of a normal recurring nature.

                                                            AT OR FOR THE
                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1994     1995     1996
                                                      ------- -------- --------
                                                       ($ IN MILLIONS, EXCEPT
                                                           PER SHARE DATA)
Condensed Consolidated Statement of Income:
 Interest revenue.................................... $ 5,030 $  5,886 $  6,439
 Interest expense....................................   3,858    5,069    5,473
                                                      ------- -------- --------
 Net interest revenue................................   1,172      817      966
 Provision for credit losses.........................      25       31        5
                                                      ------- -------- --------
 Net interest revenue after provision for credit
  losses.............................................   1,147      786      961
 Noninterest revenue.................................   2,473    2,423    3,199
 Noninterest expenses................................   2,751    2,898    3,288
                                                      ------- -------- --------
 Income before income taxes..........................     869      311      872
 Income taxes........................................     254       96      260
                                                      ------- -------- --------
 Net income.......................................... $   615 $    215 $    612
                                                      ======= ======== ========
 Net income applicable to common stock............... $   587 $    164 $    561
                                                      ======= ======== ========
Per Common Share Data:
 Primary earnings per share.......................... $  7.17 $   2.03 $   6.78
 Fully diluted earnings per share....................    7.17     2.02     6.74
 Cash dividends declared.............................    3.70     4.00     4.00
  --as a percentage of net income....................     52%     198%      59%
 Book value(1)....................................... $ 53.67 $  50.58 $  53.27
Profitability Ratios:
 Return on average common stockholders' equity.......  13.48%    3.98%   12.92%
 Return on average total assets......................     .59      .20      .51
Consolidated Balances, End of Period:
 Trading assets...................................... $47,514 $ 47,893 $ 48,919
 Loans...............................................  12,501   12,633   15,826
 Total assets........................................  97,016  104,002  120,235
 Deposits............................................  24,939   25,708   30,315
 Securities sold under repurchase agreements.........  15,617   15,247   23,000
 Other short-term borrowings.........................  18,222   15,761   19,395
 Long-term debt not included in risk-based capital...   4,230    6,934    8,533
 Long-term debt included in risk-based capital.......   2,225    2,360    2,576
 Mandatorily redeemable capital securities of sub-
  sidiary trusts holding solely junior subordinated
  deferrable interest debentures included in risk-
  based capital......................................     --       --       730
 Common stockholders' equity.........................   4,309    4,119    4,424
 Total stockholders' equity..........................   4,704    4,984    5,234
Consolidated Capital Ratios, End of Period:
 Common stockholders' equity to total assets.........    4.4%     4.0%     3.7%
 Total stockholders' equity to total assets..........     4.8      4.8      4.4
 Risk-based capital ratios(2)
   Tier 1 Capital....................................     9.1      8.5      8.5
   Total Capital.....................................    14.8     13.9     13.4
 Leverage Ratio......................................     5.3      5.1      5.5
EMPLOYEES............................................  14,529   14,069   15,228

--------
(1) This calculation includes the effect of the vested portion of common shares issuable under deferred stock awards.
(2) At December 31, 1996, December 31, 1995 and December 31, 1994, all three regulatory capital ratios excluded any benefit from the adoption of SFAS
    115. Regulatory capital ratios at December 31, 1996 are preliminary.

                         BT PREFERRED CAPITAL TRUST I

  The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on October 29, 1996, which will be governed by the Declaration of Trust among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, the Administrative Trustees named therein and the Holders of the Trust Securities from time to time. The Issuer Trust's business and affairs are conducted by its trustees: initially Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees. Two individuals who are employees or officers of or affiliated with the holder of all the Common Securities will act as the Administrative Trustees with respect to the Issuer Trust. The Administrative Trustees will be selected by the holder of all the Common Securities. See "Description of Preferred Securities--Miscellaneous" in the accompanying Prospectus. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Preferred Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source revenue of the Issuer Trust.

  All of the Common Securities will initially be owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Corporation to pay any amounts under the Junior Subordinated Debentures when due, the rights of the holder of all the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 41 years, but may terminate earlier as provided in the Declaration of Trust. The principal executive office of the Issuer Trust is c/o Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006, Attention: Office of the Secretary, and its telephone number is (212) 250-2500. See "The Issuer Trusts" in the accompanying Prospectus.

  It is anticipated that the Issuer Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                USE OF PROCEEDS

  All of the proceeds to the Issuer Trust from the sale of the Preferred Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The net proceeds to the Corporation from the sale of the Junior Subordinated Debentures will be used by the Corporation for general corporate purposes, which may include investments in, or extensions of credit to, the Corporation's subsidiaries and the repurchase and/or redemption of preferred stock of the Corporation. Specific allocations of the proceeds to such purposes have not been made, although management has determined that funds should be borrowed at this time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Corporation. The Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures Included in Risk-Based Capital" and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the capital or preferred securities issued by other issuer trusts of the Corporation on the Corporation's balance sheet as a separate line term entitled "Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures Included in Risk-Based Capital"; (ii) include in a footnote to the financial statements disclosure that the sole assets of such trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held); and
(iii) if Staff Accounting Bulletin 53 treatment is sought, then include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held), and (c) the obligations of the Corporation under the junior subordinated debentures, the Junior Subordinated Indenture, the relevant Declarations of Trust, the Guarantees and the Expense Agreements, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the trusts' obligations under the Preferred Securities issued by each trust. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements" in the accompanying Prospectus.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of December 31, 1996, and as adjusted to give effect to the consummation of the offering of the Preferred Securities as if such transaction had occurred on December 31, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                      AT DECEMBER 31, 1996
                                                      ------------------------
                                                       ACTUAL     AS ADJUSTED
                                                      ----------  ------------
                                                         ($ IN MILLIONS)
Debt:
  Short-term borrowings.............................. $   42,395    $   42,395
  Long-term debt not included in risk-based capital..      8,533         8,533
  Long-term debt included in risk-based capital......      2,576         2,576
  Mandatorily redeemable capital securities of
   subsidiary trusts holding solely junior
   subordinated deferrable interest debentures
   included in risk-based capital(1).................        730           930
                                                      ----------    ----------
    Total debt....................................... $   54,234    $   54,434
Preferred stock of subsidiary........................        250           250
Stockholders' equity:
  Preferred stock....................................        810           810
  Common stock ($1 par value; authorized shares:
   300,000,000; issued shares: 83,678,973; outstand-
   ing: 79,243,747)..................................         84            84
  Capital surplus....................................      1,339         1,339
  Retained earnings..................................      3,462         3,462
  Common stock in treasury, at cost (4,435,226
   shares)...........................................       (372)         (372)
  Other stockholders' equity.........................        (89)          (89)
                                                      ----------    ----------
    Total stockholders' equity.......................      5,234         5,234
                                                      ----------    ----------
    Total capitalization............................. $   59,718    $   59,918
                                                      ==========    ==========

--------

(1) This item, as adjusted, includes the Preferred Securities issued by the Issuer Trust. The sole assets of the Issuer Trust will be the Junior Subordinated Debentures, issued by the Corporation to the Issuer Trust. The Junior Subordinated Debentures held by the Issuer Trust will bear
    interest at a rate equal to  % per annum, and will mature on February   ,
    2037. The Corporation initially will own all of the Common Securities of the Issuer Trust. It is anticipated that the Issuer Trust will not be subject to the reporting requirements of the Exchange Act. See "Accounting Treatment".

                     CERTAIN TERMS OF PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration of Trust, to which reference is hereby made. The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, as Property Trustee, will act as trustee for the purposes of compliance with the Trust Indenture Act. The form of the Declaration of Trust has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

DISTRIBUTIONS

  The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security will be payable at the annual rate of % of the stated Liquidation Amount of
$25, payable quarterly in arrears on January  , April  , July   and October
of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined under "Description of Preferred Securities-- Distributions" in the accompanying Prospectus)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be
cumulative. Distributions will accumulate from February   , 1997. The first
Distribution Date for the Preferred Securities will be April , 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Preferred Securities will initially be Wilmington Trust Company. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer Trust during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of % thereof, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" herein.

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

  The Corporation has the right to redeem the Junior Subordinated Debentures
(i) on or after February   , 2002, in whole at any time or in part from time to
time, or (ii) in certain circumstances as described under "Description of Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event", in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Certain Terms of the Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event" herein) (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained). Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined under "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to 100% of the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date fixed for redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus.

  For a description of the Stated Maturity and redemption provisions of the Junior Subordinated Debentures, see "Certain Terms of Junior Subordinated Debentures--General" and "--Redemption" herein.

LIQUIDATION OF ISSUER TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  The holder of all the Common Securities will have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Federal Reserve that, so long as the

Corporation (or any affiliate) is the holder of all the Common Securities, the Corporation (or such affiliate) will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  Under current United States Federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of Junior Subordinated Debentures upon a liquidation of the Issuer Trust should not be a taxable event to holders of the Preferred Securities. If there is a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution of the Junior Subordinated Debentures could be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Beneficial Owners" herein.

  If the Corporation does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the Stated Maturity of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

  If the Corporation elects to dissolve the Issuer Trust and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Preferred Securities in exchange therefor upon dissolution of the Issuer Trust, the Corporation will continue to have the right to shorten the maturity of the Junior Subordinated Debentures, or to redeem the Junior Subordinated Debentures in certain circumstances as described under "Certain Terms of Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event" herein.

LIQUIDATION VALUE

  The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust (the "Liquidation Distribution") is $25 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities-- Liquidation Distribution Upon Dissolution" in the accompanying Prospectus.

REGISTRATION OF PREFERRED SECURITIES

  The Preferred Securities will be represented by Global Preferred Securities (as defined under "Description of Preferred Securities--Global Preferred Securities" in the accompanying Prospectus) registered in the name of DTC or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined under "Description of Preferred Securities--Global Preferred Securities" in the accompanying Prospectus) in DTC. Except as described below and in the accompanying Prospectus, definitive Preferred Securities in registered certificated form will not be issued in exchange for the Global Preferred Securities. See "Description of Preferred Securities-- Global Preferred Securities" in the accompanying Prospectus.

  A Global Preferred Security will be exchangeable for definitive Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation and the Property Trustee that it is unwilling or unable to continue as a depositary for such global security and no successor depositary is appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Issuer Trust in its sole discretion determines that such global security will be so exchangeable, or (iii) a Debenture Event of Default has occurred and is continuing. Any Global Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as DTC directs. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. If Preferred Securities are issued in definitive form, such Preferred

Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Preferred Securities represented by a Global Preferred Security will be made to DTC, as the depositary for the Preferred Securities. If Preferred Securities are issued in definitive form, the amounts payable in respect of the Preferred Securities will be payable, the transfer of the Preferred Securities will be registrable, and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate trust office of the Property Trustee in Wilmington, Delaware, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distributions may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities--Global Preferred Securities" in the accompanying Prospectus.

                CERTAIN TERMS OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Junior Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures", to which description reference is hereby made. This summary of certain terms and provisions of the Junior Subordinated Debentures, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture to which reference is hereby made. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. The form of Junior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Preferred Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will bear interest, accruing from February , 1997, at the annual rate of % of the principal amount thereof, payable quarterly in arrears on January , April ,
July  and October   of each year (each, an "Interest Payment Date"), commencing
April , 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus), as applicable.

  The Junior Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Junior Subordinated Indenture. The Junior Subordinated Debentures will mature on February , 2037 (such date, as it may be shortened as hereinafter described, the "Stated Maturity"). The Stated Maturity may be shortened at any time by the Corporation to any date not earlier than February , 2002, subject to the Corporation's commitment to the Federal Reserve not to do so without its prior approval, if such approval is then required under applicable Federal Reserve capital guidelines or policies. If the Corporation elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the Debenture Trustee, and the Debenture Trustee will give notice of such shortening to the holders of the Junior Subordinated Debentures not less than 30 and not more than 60 days prior to the effectiveness thereof.

  The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. See "Bankers Trust New York Corporation" herein. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right at any time or from time to time during the term of the Junior Subordinated Debentures to defer the payment of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest on such unpaid interest at the annual rate of %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while such securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" herein.

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the

Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to further defer interest in this manner. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period or (ii) the date the Property Trustee is required to give notice of the record date to the New York Stock Exchange, Inc., or any other applicable securities exchange or automated quotation system on which the Preferred Securities are then listed or quoted or to holders of Preferred Securities, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  The Corporation has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus.

REDEMPTION

  The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after February , 2002, in whole at any time or in part from time to time, or (ii) in certain circumstances as described under "Description of Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event" herein, in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained), in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption. See "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.


CONDITIONAL RIGHT TO REDEEM UPON A TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT

  The Corporation, as the holder of the Common Securities, has the right to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior

Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Issuer Trust. The Corporation may exercise this right at any time, including following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event. See "Risk Factors-- Exchange of Preferred Securities for Junior Subordinated Debentures" and "Certain Terms of Preferred Securities--Liquidation of Issuer Trust and Distribution of Junior Subordinated Debentures" herein and "Description of Preferred Securities--Liquidation Distribution Upon Dissolution" in the accompanying Prospectus. Furthermore, the Corporation has the right to shorten the Stated Maturity of the Junior Subordinated Debentures to a date not earlier
than February   , 2002 at any time, including following the occurrence of a Tax
Event, Investment Company Event or Capital Treatment Event. See "Risk Factors-- Shortening of Stated Maturity of Junior Subordinated Debentures" and "Certain Terms of Junior Subordinated Debentures--General" herein.

  In addition, the Corporation has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained), but only if:

    (i) in the opinion of counsel to the Corporation experienced in such matters, there would be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist even if the Corporation shortened the Stated Maturity of the Junior Subordinated
  Debentures to any date not     earlier than February   , 2002, dissolved
  the Issuer Trust and caused the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, or both; or

    (ii) in the reasonable determination of the Corporation, there would be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for the purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, after the Corporation has taken the steps referred to in paragraph (i) above to the extent necessary to cause the Tax Event, Investment Company Event or Capital Treatment Event to cease to exist; or

    (iii) the Federal Reserve does not approve the shortening of the Stated Maturity of the Junior Subordinated Debentures to the extent necessary to cause the Tax Event, Investment Company Event or Capital Treatment Event to cease to exist following the Corporation's request for such approval.

Any such redemption would be made at a Redemption Price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption. Such redemption would be made as described under "--Redemption" above.

  Holders of Preferred Securities should consult their tax advisors regarding the tax consequences to them of a shortening of the Stated Maturity of the Junior Subordinated Debentures.

  See "Certain Federal Income Tax Consequences--Possible Tax Law Changes" herein for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to redeem the Junior Subordinated Debentures and cause a redemption of the Preferred
Securities prior to February   , 2002.

  "Tax Event"means the receipt by the Issuer Trust or the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated

Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) or (iii) of this sentence being referred to herein as an "Adverse Tax Consequence"). See "Description of Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event".

  "Investment Company Event" means the receipt by the Issuer Trust or the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced proposed change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change or proposed change becomes effective or would become effective, as the case may be, on or after the date of this Prospectus Supplement.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  As described under "Certain Terms of Preferred Securities--Liquidation of Issuer Trust and Distribution of Junior Subordinated Debentures" herein, under certain circumstances involving the dissolution of the Issuer Trust, Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law. If distributed to holders of Preferred Securities while the Preferred Securities are represented by a Global Preferred Security, the Junior Subordinated Debentures will initially be issued in the form of a Global Junior Subordinated Debenture (as defined under "Description of Junior Subordinated Debentures--Global Junior Subordinated Debentures" in the accompanying Prospectus) and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially the same as those for the Preferred Securities described under "Certain Terms of Preferred Securities--Registration of Preferred Securities" in this Prospectus Supplement and under "Description of Junior Subordinated Debentures--Global Junior Subordinated Debentures" in the accompanying Prospectus. If Junior Subordinated Debentures are distributed to the holders of Preferred Securities and Common Securities in liquidation of the Issuer Trust, the Corporation will use all reasonable efforts to list the Junior Subordinated Debentures on the New York Stock Exchange, Inc. or such other securities exchange or automated quotation system, if any, on which the Preferred Securities may then be listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Preferred Securities.

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

  For so long as the Junior Subordinated Debentures are held by the Issuer Trust, the Junior Subordinated Debentures will be represented by a single definitive certificate registered in the name of the Property Trustee, for the benefit of the holders of the Trust Securities. However, if distributed to holders of Preferred Securities while the Preferred Securities are represented by a Global Preferred Security, the Junior Subordinated Debentures will initially be represented by a Global Junior Subordinated Debenture registered in the name of DTC or its nominee. In that event, beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Junior Subordinated Debentures in definitive certificated form will not be issued in exchange for the Global Junior Subordinated Debenture. See "Description of Junior Subordinated Debentures-- Global Junior Subordinated Debentures" in the accompanying Prospectus.

  A Global Junior Subordinated Debenture will be exchangeable for Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation and the Property Trustee that it is unwilling or unable to continue as a depositary for such global security and no successor depositary is appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security will be so exchangeable, or (iii) a Debenture Event of Default has occurred and is continuing. Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in such names as DTC directs. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. If Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture will be made to DTC, as the depositary for the Junior Subordinated Debentures. Payments on Junior Subordinated Debentures issued in definitive form will be payable, the transfer of such Junior Subordinated Debentures will be registrable, and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in Wilmington, Delaware, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Junior Subordinated Debentures--Global Junior Subordinated Debentures" in the accompanying Prospectus.

                           CERTAIN TERMS OF GUARANTEE

  The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, as Guarantee Trustee, will act as trustee for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and Delaware Trustee under the Declaration of Trust.

  The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any registered holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if any event of default under the Junior Subordinated Indenture has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts in respect of the Junior Subordinated Debentures on the applicable payment date, then a holder of Preferred Securities may institute a Direct Action against the Corporation pursuant to the terms of the Junior Subordinated Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder. In connection with such Direct Action, the Corporation will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Corporation to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Declaration of Trust provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee, the Expense Agreement and the Junior Subordinated Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. This summary only addresses the tax consequences to a person that acquires Preferred Securities on their original issue at their original offering price and does not address all tax consequences that may be applicable to a beneficial owner of Preferred Securities, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Preferred Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for United States federal income tax purposes, (iii) persons whose functional currency is not the United States dollar or (iv) persons that do not hold Preferred Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Issuer Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Preferred Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Corporation to
cause a redemption of the Preferred Securities prior to February   , 2002. See
"--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Preferred Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AND THE ISSUER TRUST

  Under current law and assuming compliance with the terms of the Declaration of Trust, the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Preferred Securities that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "Beneficial Owner") will be required to include in its gross income its pro rata share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Beneficial Owners. See "--Interest Income and Original Issue Discount". The Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Corporation believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Beneficial Owner should include in gross income such Beneficial Owner's allocable share of interest on the Junior Subordinated Debentures. The following discussion assumes that unless and until the Corporation exercises its option to defer interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will not be treated as issued with OID.

  Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Beneficial Owner's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Beneficial Owner's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Beneficial Owner would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Preferred Securities will constitute interest or OID, corporate Beneficial Owners will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

  Subsequent use of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO BENEFICIAL OWNERS

  Under current law, a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Certain Terms of Preferred Securities--Liquidation of Issuer Trust and Distribution of Junior Subordinated Debentures" will be non-taxable and will result in the Beneficial Owner receiving directly his or her pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Beneficial Owner had in its Preferred Securities before such distribution. If, however, the liquidation of the Issuer Trust were to occur because the Issuer Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Beneficial Owners by the Issuer Trust would be a taxable event to the Issuer Trust and each Beneficial Owner, and each Beneficial Owner would recognize gain or loss as if the Beneficial Owner had exchanged its Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer Trust. A Beneficial Owner will include interest in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under "--Interest Income and Original Issue Discount".

SALES OR REDEMPTIONS OF PREFERRED SECURITIES

  A Beneficial Owner that sells (including a redemption for cash) Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, a Beneficial Owner's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Beneficial Owner's adjusted tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such Beneficial Owner's gross income to the date of disposition and decreased by Distributions or other payments received on the Preferred Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Beneficial Owner's pro rata share of the Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a Beneficial Owner who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such Beneficial Owner will add such amount to its adjusted tax basis in the Preferred Securities. To the extent the selling price is less than the Beneficial Owner's adjusted tax basis, such Beneficial Owner will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid and OID accrued on the Preferred Securities held of record by Beneficial Owners (other than corporations and other exempt Beneficial Owners) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt Beneficial Owners unless the Beneficial Owner furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Beneficial Owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Beneficial Owner under the backup withholding rules will be allowed as a refund or a credit against such Beneficial Owner's United States federal income tax liability, provided the required information is furnished to the IRS.

  It is anticipated that income on the Preferred Securities will be reported to Beneficial Owners on Form 1099 and mailed to Beneficial Owners by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. If it had been enacted, the Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If similar provisions were to apply to the Junior Subordinated Debentures, the Corporation would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Preferred Securities
prior to February   , 2002, as described more fully under "Certain Terms of
Preferred Securities--Redemption" and "Certain Terms of Junior Subordinated Debentures--Redemption" and "--Conditional Right to Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event" herein and under "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus.

  It is unclear whether an exercise by the Corporation of its right to shorten the Stated Maturity of the Junior Subordinated Debentures following a Tax Event would be a taxable event to Beneficial owners.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

  Under present United States federal income tax law: (i) payments by the Issuer Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Issuer Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

  Recently proposed IRS Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Preferred Securities held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

  Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the Beneficial Owner complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Beneficial Owner's United States federal income tax, provided the required information is provided to the IRS on a timely basis.

                       CERTAIN ERISA CONSIDERATIONS

  A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the Preferred Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be in accordance with the documents governing the plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit an employee benefit plan from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Preferred Securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

  The U.S. Department of Labor (the "DOL") has issued a final regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the equity interests acquired by employee benefit plans are "publicly-offered securities"--that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the Corporation and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Preferred Securities will meet the criteria of "publicly-offered securities" above. The Underwriters expect that the Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of the Preferred Securities and the Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

  The Corporation and certain of its subsidiaries (such as Bankers) could be a party in interest or disqualified person with respect to an employee benefit plan. Special caution should be exercised before purchasing Preferred Securities in such event, including the availability of a class exemption issued by the DOL which could apply to exempt the purchase of the Preferred Securities from the prohibited transaction provisions of ERISA and the Code-- e.g., Prohibited Transaction Exemption 84-14, for certain transactions determined by independent qualified professional asset managers, Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts, Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds, Prohibited Transaction Exemption 95-60 for certain transactions involving insurance company general accounts, and Prohibited Transaction Exemption 96-23, for certain transactions determined by in-house asset managers.

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Preferred Securities consult with its counsel regarding the consequences under ERISA of the acquisition of Preferred Securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation and the Issuer Trust have agreed that the Issuer Trust will sell to the underwriters listed below (the "Underwriters"), and the Underwriters have severally agreed to purchase from the Issuer Trust, the respective number of Preferred Securities set forth opposite their names below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                      NUMBER OF
                                                                      PREFERRED
                              UNDERWRITER                             SECURITIES
                              -----------                             ----------
   Smith Barney Inc. ................................................
   Merrill Lynch, Pierce, Fenner & Smith
   Incorporated......................................................
   PaineWebber Incorporated..........................................
   Prudential Securities Incorporated................................
   Dean Witter Reynolds Inc..........................................
   AG Edwards & Sons, Inc. ..........................................
   Goldman, Sachs & Co. .............................................
                                                                      ---------
     Total........................................................... 8,000,000
                                                                      =========

  The Underwriters propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $. per Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the
investment therein of such proceeds an amount of $       per Preferred Security
for the accounts of the several Underwriters, except that the compensation to be paid by the Corporation to the Underwriters with respect to any Preferred
Securities sold to certain institutions will be $    .

  Prior to this offering, there has been no public market for the Preferred Securities. Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. Trading of the Preferred Securities on the New York Stock Exchange, Inc. is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Underwriters have advised the Corporation that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange, Inc., but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Preferred Securities.

  In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, Inc., the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

  The Corporation and the Issuer Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 31, 1997
                                  $580,000,000

     LOGO              BANKERS TRUST NEW YORK CORPORATION
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                          BT PREFERRED CAPITAL TRUST I
                         BT PREFERRED CAPITAL TRUST II
                         BT PREFERRED CAPITAL TRUST III
                         BT PREFERRED CAPITAL TRUST IV

PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN,
                                       BY

                       BANKERS TRUST NEW YORK CORPORATION

  Bankers Trust New York Corporation, a New York corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If so provided in the accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments".

  BT Preferred Capital Trust I, BT Preferred Capital Trust II, BT Preferred Capital Trust III and BT Preferred Capital Trust IV, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer Trust"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of such Issuer Trust. The Corporation will initially be the holder of all the beneficial interests represented by common securities of such Issuer Trust (the "Common

                                                        (continued on next page)

                                  -----------

   THESE SECURITIES ARE NOT DEPOSITS OR  OTHER OBLIGATIONS OF A BANK AND ARE
       NOT INSURED BY  THE FEDERAL DEPOSIT INSURANCE  CORPORATION OR ANY
          OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               The date of this Prospectus is       , 1997.

(cover page continued)

Securities" and, together with the Preferred Securities, the "Trust Securities"). Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in the applicable Prospectus Supplement. Concurrently with the issuance by an Issuer Trust of its Preferred Securities, such Issuer Trust will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer Trust's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenues of such Issuer Trust. If so provided in the applicable Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Related Trust Securities) or may dissolve each Issuer Trust and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in liquidation of their interests in such Issuer Trust. The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") not to exercise these rights without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred Securities-- Liquidation Distribution Upon Dissolution".

  If the Corporation exercises the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures as described above, Distributions on the Related Preferred Securities will also be deferred. During an Extension Period, interest on the Corresponding Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Related Preferred Securities are entitled will accumulate) at the rate per annum set forth in the applicable Prospectus Supplement. See "Description of Preferred Securities--Distributions".

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Declaration of Trust, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements--Full and Unconditional Guarantee". The payment of Distributions with respect to the Preferred Securities of each Issuer Trust and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer Trust, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an applicable Prospectus Supplement, including without limitation and where applicable, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer Trust, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

(cover page continued)

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

  Following the initial distribution of any Preferred Securities, BT Securities Corporation ("BT Securities") and other affiliates of the Corporation may offer and sell such securities in the course of their business as broker- dealers. BT Securities and such other affiliates may act as principal or agent in such transactions. This Prospectus and the applicable Prospectus Supplement may be used by BT Securities and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

  FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Corporation, that file electronically with the Commission. In addition, such materials can be inspected at the office of the New York Stock Exchange, Inc. and the office of the American Stock Exchange, Inc., on which certain securities of the Corporation are listed. This Prospectus does not contain all the information set forth in the registration statement of which this Prospectus forms a part (the "Registration Statement"), which the Corporation and the Issuer Trusts have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

  No separate financial statements of any Issuer Trust have been included or incorporated by reference herein. The Corporation and the Issuer Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures and issuing the Trust Securities and engaging in only those other activities necessary or incidental thereto. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Declaration of Trust, the related Expense Agreement and the related Guarantee, in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities of an Issuer Trust. See "The Issuer Trusts", "Description of Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Guarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements". In addition, the Corporation does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation and the Issuer Trusts hereby incorporate by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act;

    (b) The Corporation's Quarterly Reports on Form 10-Q (file number 1-5920) for the quarters ended March 31, June 30 and September 30, 1996, filed pursuant to Section 13 of the Exchange Act; and

    (c) The Corporation's Current Reports on Form 8-K (file number 1-5920) dated March 19, April 15, April 25, May 3, May 22, June 18, July 18, July 22, July 26, August 1, October 3, October 17, October 22, November 19 and December 9, 1996 and January 23, 1997, filed pursuant to Section 13 of the Exchange Act.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).Written requests should be mailed to the Office of the Secretary, Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006. Telephone requests may be directed to (212) 250-2500.

                               ----------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER TRUSTS. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At December 31, 1996, the Corporation had consolidated total assets of $120.2 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1992 1993 1994 1995 1996
                                                        ---- ---- ---- ---- ----
     Excluding Interest on Deposits.................... 1.44 1.71 1.28 1.08 1.20
     Including Interest on Deposits.................... 1.28 1.48 1.21 1.06 1.15

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1992 1993 1994 1995 1996
                                                        ---- ---- ---- ---- ----
     Excluding Interest on Deposits.................... 1.41 1.69 1.27 1.05 1.18
     Including Interest on Deposits.................... 1.26 1.47 1.20 1.04 1.14

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock.

                               THE ISSUER TRUSTS

  Each Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State which will be governed by a declaration of trust executed by the Corporation, as Depositor of the Issuer Trust, and the Delaware Trustee (as defined herein) of such Issuer Trust. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration of Trust") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration of Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and
(iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures will be the sole source of revenue of such Issuer Trust.

  All of the Common Securities of each Issuer Trust will initially be owned by the Corporation. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer Trust, except that upon the occurrence and during the continuance of an event of default under a Declaration of Trust resulting from a Debenture Event of Default (as defined below) arising as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holder of all the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise, will be subordinated to the rights of the holders of the Preferred Securities of such Issuer Trust. See "Description of Preferred Securities--Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer Trust.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust has a term of approximately 50 years, but may terminate earlier as provided in the applicable Declaration of Trust. Each Issuer Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of all the Common Securities. The trustees for each Issuer Trust will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee") and as Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Declaration of Trust for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantees and the Junior Subordinated Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of all the Common Securities of an Issuer Trust, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Declaration of Trust for such Issuer Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of all the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Declaration of Trust. The Corporation will pay all fees and expenses related to each Issuer Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

  The principal executive office of each Issuer Trust is c/o Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuer Trusts in connection with the investment by the Issuer Trusts of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

  The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Preferred Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes interest payable on the Junior Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Declaration of Trust for each Issuer Trust, the Issuer Trustees on behalf of such Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular Issuer Trust will represent preferred undivided beneficial interests in the assets of such Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer Trust, as well as other benefits as described in the related Declaration of Trust. Each Declaration of Trust will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, as Property Trustee of each Issuer Trust, will act as trustee for the purposes of compliance with the Trust Indenture Act. This summary of certain provisions of the Preferred Securities and each Declaration of Trust, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Declaration of Trust, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Declaration of Trust (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Declaration of Trust has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer Trust except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer Trust's Trust Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantees".

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. If any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution will be made on the immediately preceding Business

Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means a day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee, the Delaware Trustee or the Debenture Trustee is closed for business.

  Each Issuer Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer Trust, and Distributions on each Preferred Security will be payable at the rate specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation will have the right under the Junior Subordinated Indenture to defer the payment of interest at any time or from time to time on any series of Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. As a consequence of any such election, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer Trust of such Preferred Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures". If the Corporation does not make payments on such Corresponding Junior Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions or other amounts on the Related Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available therefor) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer Trust on the relevant record dates, which will be the fifteenth day (whether or not a Business Day) prior to the relevant Distribution Date. For so long as such Preferred Securities are held in book-entry form, subject to any applicable laws and regulations and the provisions of the applicable Declaration of Trust, each such payment will be made as described under "--Global Preferred Securities" herein.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount (as defined below) of such Trust Securities plus accumulated but unpaid Distributions thereon to the date fixed for redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date will be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event with respect to such series (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained) or (iii) as may be otherwise specified in the applicable Prospectus Supplement. The Corporation has committed that it will not exercise this right to redeem any series of Corresponding Junior Subordinated Debentures without having received the prior approval by the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies.

  Distribution of Corresponding Junior Subordinated Debentures. The Corporation has the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of such Issuer Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer Trust to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer Trust. The Corporation has committed that it will not take such action unless it has received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve.

  Tax Event, Investment Company Event or Capital Treatment Event
Redemption. Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event, Investment Company Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation will have the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures plus accrued but unpaid interest thereon to the date fixed for redemption, within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained). If a Tax Event, Investment Company Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities or to liquidate the related Issuer Trust and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer Trust as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer Trust has become subject as a result of a Tax Event.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities of an Issuer Trust, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of such Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change of law or regulation or a change (including any announced proposed change) in interpretation or application of law or regulation by an legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or proposed change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount per Trust Security of $1,000 (or such other stated amount as is set forth in the applicable Prospectus Supplement).

  "Tax Event" with respect to an Issuer Trust means the receipt by the Issuer Trust of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Declaration of Trust, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Possible Tax Law Changes. On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") the revenue portion of President Clinton's budget proposal, was released. If it had been enacted, the Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill also would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If similar provisions were to apply to the Junior Subordinated Debentures of any series, the Corporation would be unable to deduct interest on the Junior Subordinated Debentures of such series. On March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully herein.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by the depositary or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the securities registrar for such Preferred Securities for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that the related Issuer Trust has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities".

  If the Issuer Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Global Preferred Securities" herein. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption will be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption has been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. If payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement and may resell such securities.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities will be made to the applicable holders of the Preferred Securities as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the relevant Redemption Date or liquidation date, as applicable.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof, unless a different amount is specified in the applicable Prospectus Supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $1,000 (or such other denomination as is specified in the applicable Prospectus Supplement) or if the Preferred Securities are then held in the form of a Global Preferred Security (as defined below), in accordance with the depositary's customary procedures. The Property Trustee will promptly notify the securities registrar for the Preferred Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities will relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

  Notice of any redemption will be mailed not less than 30 days but not more than 60 days before the Redemption Date to each registered holder of Trust Securities to be redeemed at its address appearing on the securities register for the Preferred Securities. Unless the Corporation defaults in payment of the Redemption

Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Corporation pursuant to the Guarantee, Distributions will cease to accumulate on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer Trust's Preferred Securities and Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date, Redemption Date or Liquidation Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Corresponding Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Issuer Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer Trust's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, will have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer Trust's Preferred Securities then due and payable.

  In the case of any Event of Default (as defined below) under the applicable Declaration of Trust resulting from a Debenture Event of Default, the holder of all such Issuer Trust's Common Securities, will be deemed to have waived any right to act with respect to any such Event of Default under such Declaration of Trust until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under the applicable Declaration of Trust with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of such Preferred Securities and not on behalf of the holder of all the Issuer Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  Pursuant to each Declaration of Trust, each Issuer Trust will automatically dissolve, and its affairs will be wound up, upon expiration of its term or, if earlier, will dissolve, and its affairs will be wound up, on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as holder of all the Common Securities, has given written direction to the Property Trustee to dissolve such Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of all the Common Securities); (iii) redemption of all of the Issuer Trust's Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction. The Corporation has committed to the Federal Reserve not to exercise its right to cause the dissolution of any Issuer Trust without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  If dissolution of an Issuer Trust occurs as described in clause (i), (ii) or
(iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer Trust on its Trust Securities will be paid on a pro rata basis. The holder of all such Issuer Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities will have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any of the following events constitutes an "Event of Default" under each Declaration of Trust with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Junior Subordinated Indenture (see "Description of Junior Subordinated
  Debentures--Debenture Events of Default"); or

    (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Declaration of Trust (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Declaration of Trust; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of such Issuer Trust's Preferred Securities and the Administrative Trustees and the Corporation, unless such Event of Default has been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Declaration of Trust under which any Preferred Securities are then outstanding.

  If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Corresponding Junior Subordinated Debentures when due, the Preferred Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See "--Liquidation Distribution Upon Dissolution".

  The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default has occurred and is continuing in respect of the Corresponding Junior Subordinated Debentures, any Issuer Trustee may be removed at any time by the holder of all the Common

Securities issued by the applicable Issuer Trust. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation, as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Declaration of Trust.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default has occurred and is continuing under the applicable Declaration of Trust, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Issuer Trust may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee of such Issuer Trust, of all or any part of such Issuer Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration of Trust. If a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Declaration of Trust, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

  An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable Declaration of Trust. An Issuer Trust may, at the request of the holder of all the Common Securities and with the consent of the Administrative Trustees, but without the consent of the holders of the outstanding Preferred Securities issued by such Issuer Trust, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer Trust with respect to such Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee is appointed to hold the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Preferred Securities (including Successor Securities) to be downgraded by any nationally recognized statistical rating organization which assigns ratings to such Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel to the

Corporation or the Issuer Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH DECLARATION OF TRUST

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Declaration of Trust, the holders of the Preferred Securities will have no voting rights.

  Each Declaration of Trust may be amended from time to time by the holders of all the Common Securities and the Issuer Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which are not inconsistent with the other provisions of such Declaration of Trust, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Declaration of Trust to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be taxable as a grantor trust for United States income tax purposes at all times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act and any amendments of such Declaration of Trust will become effective when notice thereof is given to the holders of Trust Securities. Each Declaration of Trust may be amended by the Issuer Trustees and the holder of all the Common Securities with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be classified as an association taxable as a corporation or affect the Issuer Trust's status as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities, such Declaration of Trust may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures will be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debentures, where such consent will be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; except that if a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action and such action would not cause the Issuer Trust to be classified as other than a grantor trust for United States Federal income tax purposes.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in each Declaration of Trust.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer Trust to redeem and cancel its Preferred Securities in accordance with the applicable Declaration of Trust.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Preferred Securities, the "Global Preferred Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Corporation and the Issuer Trusts have been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of the Preferred Securities that are issued in global form. No person that acquires an interest in such Preferred Securities will be entitled to receive a certificate representing such person's interest in such Preferred Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Preferred Securities are issued under the limited circumstances described herein, all references to actions by holders of Preferred Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Preferred Securities.

  DTC has informed the Corporation and the Issuer Trust that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations.

Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Preferred Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the relevant Issuer Trust to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Property Trustee, the applicable Administrative Trustees, the relevant Issuer Trust or the Corporation as registered holders of the Preferred Securities entitled to the benefits of the applicable Declaration of Trust or the terms of the Preferred Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Preferred Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Preferred Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

  Because DTC can act only on behalf of Participants, who in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Preferred Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Preferred Securities, may be limited due to the absence of physical certificates for such Preferred Securities.

  DTC has advised the Corporation and the Issuer Trusts that DTC will take any action permitted to be taken by a registered holder of any Preferred Securities under the applicable Declaration of Trust or the terms of the Preferred Securities only at the direction of one or more Participants to whose accounts with DTC such Preferred Securities are credited.

  Unless otherwise specified in the applicable Prospectus Supplement, a Global Preferred Security will be exchangeable for the relevant definitive Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depository for such Global Preferred Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depositary,
(ii) the relevant Issuer Trust in its sole discretion determines that the Global Preferred Security will be so exchangeable or (iii) an Event of Default has occurred and is continuing. Any Global Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Preferred Securities or definitive Preferred Securities registered in such names as DTC directs.

  Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Preferred Securities. Upon surrender by DTC of the Global Preferred Security representing the Preferred Securities and delivery of instructions for re-registration, the Administrative Trustees will reissue the Preferred Securities as definitive Preferred Securities, and thereafter the Issuer Trustees, the Issuer Trust and the Corporation will recognize the holders of such definitive Preferred Securities as registered holders of Preferred Securities entitled to the benefits of the applicable Junior Subordinated Indenture or the terms of the Preferred Securities, as the case may be.

  Except as described above, the Global Preferred Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the relevant Issuer Trust. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Preferred Security evidencing all or part of the Preferred Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Preferred Securities.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable Distribution Dates or, if any Issuer Trust's Preferred Securities are not held by the depositary, such payments will be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register relating to the Preferred Securities. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrative Trustees. If the Property Trustee is no longer the Paying Agent, the Administrative Trustees will appoint a successor (which must be a bank or trust company reasonably acceptable to the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Declaration of Trust and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Declaration of Trust at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, or construe ambiguous provisions in the applicable Declaration of Trust, or is unsure of the application of any provision of the applicable Declaration of Trust, and the matter is not one on which holders of Trust Securities are entitled under such Declaration of Trust to vote, then the Property Trustee will take such action as is directed by the Corporation and, if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  Wilmington Trust Company, the Property Trustee, currently serves and may serve from time to time in the future as trustee under other indentures or declarations of trust with the Corporation or its subsidiaries or affiliates relating to other issues of their securities. In addition, the Corporation and certain of its affiliates may have other banking relationships with Wilmington Trust Company.

GOVERNING LAW

  Each Declaration of Trust and the Trust Securities issued thereunder will be governed by and construed in accordance with the laws of the State of Delaware.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the holder of all the Common Securities and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Declaration of Trust, that the holder of all the Common Securities and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as modified or supplemented from time to time (as so modified or supplemented, the "Junior Subordinated Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Junior Subordinated Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Junior Subordinated Indenture are referred to herein or in the applicable Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Unless otherwise specified in the applicable Prospectus Supplement, each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of the Corporation. See "--Subordination". The Corporation is a holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of such Junior Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the applicable Prospectus Supplement.

  Each series of Junior Subordinated Debentures will be issuable pursuant to an indenture supplemental to the Junior Subordinated Indenture or a resolution of the Corporation's Board of Directors or a committee thereof or designated thereby.

  The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures, where applicable and to the extent not set forth herein: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof and the right, if any, of the Corporation to shorten or extend such maturity; (4) the rate or rates, if any, at which the Junior Subordinated Debentures will bear interest or the method of determination thereof, the dates on which any such interest will be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing will be determined; (5) the place or places where, subject to the terms of the Junior Subordinated Indenture as described below under "--Payment and Paying Agents", the principal of (and premium, if any) and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Junior Subordinated Indenture as described below under "--Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Junior Subordinated Indenture may be made (each, a "Place of Payment"); (6) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which or date or dates on which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures may be redeemed, repaid or purchased, in whole or in part, pursuant to such right or obligation; (7) the denominations in which any Junior Subordinated Debentures will be issuable if other than denominations of $1,000 and any integral multiple thereof; (8) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest on the Junior Subordinated Debentures is payable, or in which the Junior Subordinated Debentures will be denominated; (9) any additions, modifications or deletions in the events of default under the Junior Subordinated Indenture or covenants of the Corporation specified in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures; (10) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that will be payable upon declaration of acceleration of the maturity thereof;
(11) any additions or changes to the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures as may be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (12) any index or indices used to determine the amount of payments of principal of (and premium, if any) on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (13) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(14) subject to the terms described herein under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of such series will be issued in whole or in part in the form of one or more Global Securities and, in such case, the form of and Depositary for such Global Securities, which Depositary must be a clearing agency registered under the Exchange Act; (15) the appointment of any paying agent or agents; (16) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into any other series of Junior Subordinated Debentures or into any series of Preferred Securities; (17) the form of Declaration of Trust, Guarantee Agreement and Expense Agreement, if applicable, relating to such Junior Subordinated Debentures; (18) the relative degree, if any, to which such Junior Subordinated Debentures will be senior to or be subordinated to other series of Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Junior Subordinated Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any series of Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any series of Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of (or premium, if any) or interest, if any, on any series of Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of (or premium, if any) or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures (each, a "Global Junior Subordinated Debenture") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the depositary arrangements relating to the Global Junior Subordinated Debentures will be substantially the same as those described under "Description of Preferred Securities--Global Preferred Securities".

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on any series of Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware, or at the office of such paying agent or paying agents as the Corporation may designate from time to time with respect to such series, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address appears in the securities register relating to such Junior Subordinated Debentures or (ii) by transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the record date for such payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date (as defined in the Junior Subordinated Indenture) for such interest, except in the case of Defaulted Interest (as defined in the Junior Subordinated Indenture). The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent with respect to any series of Junior Subordinated Debentures; however the Corporation will at all times be required to maintain a paying agent with respect to any series of Junior Subordinated Debentures in each place of payment for such series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable will, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture may thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest on such series of Junior Subordinated Debentures for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures as in effect at the time of the Corporation's election to defer interest in this manner. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal 100% of the principal amount of such Junior Subordinated Debentures plus accrued and unpaid interest thereon to the date fixed for redemption.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event, an Investment Company Event or a Capital Treatment Event (in each case as defined under "Description of Preferred Securities--Redemption or Exchange") occurs and is continuing, the Corporation may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve (as defined below) is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained), at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest thereon to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

  The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") not to exercise its rights to redeem the Junior Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable event, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation has not taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer Trust, the Corporation is in default with respect to its payment of any obligations under the Guarantee relating to the Related Preferred Securities or (iii) the Corporation has given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures of such series and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected thereby, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of the principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Junior Subordinated Indenture in respect of such series of Junior Subordinated Debentures may be effective, without the prior consent of the holders of at least a majority in aggregate Liquidation Amount of all the outstanding Related Preferred Securities unless and until the principal of (and premium, if any, on) the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied and (b) where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent may be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Junior Subordinated Indenture provides that any one or more of the following events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal of (or premium, if any) on such series of Junior Subordinated Debentures when due, whether at maturity or upon redemption, by declaration, by acceleration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

  For purposes of the related Declaration of Trust and this Prospectus, each such Event of Default under a series of Junior Subordinated Debentures is referred to as a "Debenture Event of Default" in respect of such series. As described in "Description of Preferred Securities--Events of Default; Notice", the occurrence of a Debenture Event of Default in respect of a Series of Corresponding Junior Subordinated Debentures will also constitute an Event of Default in respect of the Related Preferred Securities and related Common Securities.

  The holders of at least a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal (or, if the Preferred Securities of such series are Discount Securities, such portion of the principal amount as may be specified in the applicable Prospectus Supplement) due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, if the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Related Preferred Securities will have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of such Corresponding Junior Subordinated Debentures that has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, if the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities will have such right.

  The holders of at least a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal of (or premium, if any) or interest on such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision that under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. See "--Modification of Junior Subordinated Indenture". In the case of Corresponding Junior Subordinated Debentures, if the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities will have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

  If a Debenture Event of Default occurs and is continuing with respect to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture with respect thereto, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of such Corresponding Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of the Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of an amount equal to the amount payable in respect of such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities held by such holder (a "Direct Action"). The Corporation may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. The Corporation will have the right under the Junior Subordinated Indenture to set-off against the Corporation's obligations under any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the previous paragraph. See "Description of Preferred Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Junior Subordinated Indenture provides that the Corporation may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Corporation's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing, and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

  The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity (as then in effect) within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of any series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the principal amount of Junior Subordinated Debentures or number of shares of Preferred Securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Indebtedness" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Indebtedness includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Indebtedness.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Debenture Event of Default.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE


  The duties of the Debenture Trustee will be subject to limitations and qualifications substantially similar to those described with respect to the Property Trustee under "Description of Preferred Securities--Information Concerning the Property Trustee".

  For information concerning the relationships between Wilmington Trust Company, the Debenture Trustee, and the Corporation, see "Description of Preferred Securities--Information Concerning the Property Trustee".

GOVERNING LAW

  The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Junior Subordinated Indenture in connection with the issuance of a series of Related Preferred Securities by an Issuer Trust. In that event, concurrently with the issuance of such Issuer Trust's Preferred Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer Trust in such series of Corresponding Junior Subordinated Debentures, which will be issued by the Corporation to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in a principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer Trust. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Junior Subordinated Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Junior Subordinated Indenture" and "--Debenture Events of Default", unless provided otherwise in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event, Investment Company Event or Capital Treatment Event in respect of an Issuer Trust occurs and is continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained), in whole but not in part, subject to the provisions of the Junior Subordinated Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The Corporation has committed to the Federal Reserve not to exercise its right to redeem the Junior Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding Corresponding Junior Subordinated Debentures initially issued to such Issuer Trust, the proceeds of any such redemption will be used by the Issuer Trust to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the redemption date.

  The Corporation will covenant in the Junior Subordinated Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer Trust that issued the Related Preferred Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer Trust has occurred and is continuing and
(iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities-- Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer Trust such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures,
(i) to continue to hold, directly or indirectly, 100% of the Common Securities of the Issuer Trust to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) as holder of all the Common Securities not to voluntarily dissolve, terminate, wind-up or liquidate any Issuer Trust, other than (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Declaration of Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Declaration of Trust, to cause such Issuer Trust to continue not to be taxable as a corporation and to be taxable as a grantor trust for United States federal income tax purposes. In addition, the Corporation has committed to the Federal Reserve that, so long as the Corporation (or an affiliate) is the holder of the Common Securities, the Corporation (or such affiliate) will not voluntarily dissolve, wind-up or liquidate any Issuer Trust without the prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act, and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means the series of Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold the related Guarantee for the benefit of the holders of the Related Preferred Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Related Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Related Preferred Securities, to the extent not paid by or on behalf of the related Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Related Preferred Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Related Preferred Securities called for redemption, to the extent that such Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Issuer Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Related Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of such Related Preferred Securities on liquidation of such Issuer Trust after satisfaction of liabilities to creditors of such Issuer Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Related Preferred Securities or by causing the related Issuer Trust to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer Trust's obligations under the Related Preferred Securities, but will apply only to the extent that such Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make payments on the Corresponding Junior Subordinated Debentures held by any Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "--Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are also various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated and junior in right of payment to all existing and future liabilities of the Corporation's subsidiaries, and claimants under the Guarantees should look only to the assets of the Corporation for payments thereunder. See "Bankers Trust New York Corporation". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees will not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

  The Corporation has, through the applicable Guarantee, the applicable Declaration of Trust, the applicable series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures. Each Guarantee will rank pari passu with all of the other Guarantees.

  Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the related Guarantee Trustee for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the related Guarantee Payments in full to the extent not paid by the related Issuer Trust or upon distribution of the Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority in aggregate Liquidation Amount of such outstanding
Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities--Voting Rights; Amendment of Each Declaration of Trust". All guarantees and agreements contained in each Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Corporation and will inure to the benefit of the holders of the Related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days after notice to the Corporation. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon such Guarantee Trustee under such Guarantee.

  Any registered holder of Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related Issuer Trust, the related Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with each Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the related Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The duties of each Guarantee Trustee will be subject to limitations and qualifications substantially similar to those described with respect to the Property Trustee under "Description of Preferred Securities--Information Concerning the Property Trustee".

  For information concerning the relationships between Wilmington Trust Company, the Guarantee Trustee, and the Corporation, see "Description of Preferred Securities--Information Concerning the Property Trustee".

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Related Preferred Securities, upon full payment of the amounts payable with respect to the Related Preferred Securities upon liquidation of the related Issuer Trust or upon distribution of the Corresponding Junior Subordinated Debentures to the holders of the Related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Related Preferred Securities must restore payment of any sums paid under such Related Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                    DESCRIPTION OF EXPENSE AGREEMENTS

  Pursuant to the Agreement as to Expenses and Liabilities entered into by the Corporation under each Declaration of Trust (the "Expense Agreement"), the Corporation will, as Depositor, irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of its Trust Securities the amounts distributable to such holders pursuant to the terms of such Trust Securities. Each Expense Agreement will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Guarantees and the Junior Subordinated Debentures.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
      SUBORDINATED DEBENTURES, THE GUARANTEES AND THE EXPENSE AGREEMENTS

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities of any Issuer Trust (to the extent such Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Declaration of Trust, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of such Issuer Trust's obligations in respect of the Related Preferred Securities. If and to the extent that the Corporation does not make payments on the Corresponding Junior Subordinated Debentures held by any Issuer Trust, such Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of amounts payable with respect to an Issuer Trust's Preferred Securities when such Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Corporation for enforcement of payment of the Corporation's obligations under Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

  The obligations of the Corporation under the Junior Subordinated Debentures, each Guarantee and each Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Related Preferred Securities; (iii) the Corporation will pay for all and any costs, expenses and liabilities of each Issuer Trust except such Issuer Trust's obligations to holders of its Trust Securities; and
(iv) each Declaration of Trust further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

  Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity. See "Description of Guarantee".

  A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of any Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures-- Subordination." Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default with respect to such series under the Junior Subordinated Indenture.

LIMITED PURPOSE OF ISSUER TRUSTS

  Each Issuer Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities, investing the proceeds thereof in Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation payments on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from such Issuer Trust (or from the Corporation under the related Guarantee) only if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary dissolution, winding-up or liquidation of any Issuer Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Related Preferred Securities will be entitled to receive, out of the assets held by such Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities-- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as the holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Corresponding Junior Subordinated Debentures, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed under the related Expense Agreement to pay for all costs, expenses and liabilities of each Issuer Trust (other than such Issuer Trust's obligations to the holders of its Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Preferred Securities or Junior Subordinated Debentures may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer Trust may sell its Preferred Securities or Junior Subordinated Debentures as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Preferred Securities or Junior Subordinated Debentures in respect of which this Prospectus is delivered, the amount or number of Preferred Securities and Junior Subordinated Debentures to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Preferred Securities or Junior Subordinated Debentures at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities or Junior Subordinated Debentures, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities or Junior Subordinated Debentures to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer Trust to underwriters in connection with the offering of Preferred Securities or Junior Subordinated Debentures, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in the applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of Preferred Securities or Junior Subordinated Debentures may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Preferred Securities or Junior Subordinated Debentures may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation or the applicable Issuer Trust for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer Trust, such Issuer Trust may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable Prospectus Supplement. If such Issuer Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the applicable Prospectus Supplement.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer Trust and/or any of their affiliates in the ordinary course of business.

  The Preferred Securities and the Junior Subordinated Debentures will be new issues of securities and will have no established trading market. Any underwriters to whom Preferred Securities or Junior Subordinated Debentures are sold for public offering and sale may make a market in such Preferred Securities and Junior Subordinated Debentures, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Preferred Securities or Junior Subordinated Debentures may or may not be listed on a national securities exchange or the NASDAQ National Market System. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities or Junior Subordinated Debentures.

  BT Securities Corporation ("BT Securities"), which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), a wholly owned subsidiary of the Corporation and an affiliate of the Issuer Trusts, may participate in the distributions of the Preferred Securities or Junior Subordinated Debentures. The offer and sale of the Preferred Securities or Junior Subordinated Debentures will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

  Any market making activities of BT Securities with respect to the Junior Subordinated Debentures or Preferred Securities will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the NASD. Following the initial distribution of any Junior Subordinated Debentures or Preferred Securities, BT Securities and other affiliates of the Corporation may offer and sell such Junior Subordinated Debentures or Preferred Securities in the course of their business as broker-dealers. BT Securities and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by BT Securities and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices relating to prevailing market prices at the time of sale or otherwise. Neither BT Securities nor such other affiliates are obligated to make a market in any of the Junior Subordinated Debentures or Preferred Securities and may discontinue any market-making activities at any time without notice.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Preferred Securities, the enforceability of the Declarations of Trust and the creation of the Issuer Trusts will be passed upon by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Issuer Trusts. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, and for the underwriters by White & Case, 1155 Avenue of the Americas, New York, New York 10036. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell, as counsel for the Corporation.White & Case performs legal services for the Corporation from time to time. Richards, Layton & Finger is also serving as counsel to Wilmington Trust Company, in its various capacities, in connection with the issuance of the Preferred Securities. Richards, Layton & Finger performs other services for the Corporation and Wilmington Trust Company from time to time.

                                    EXPERTS

  The consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 1995, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMA-TION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER TRUST OR BY THE UNDERWRITERS. NEITHER THE DELIV-ERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUN-DER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OF-FER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAW-FUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Summary .................................................................. S-4
Risk Factors.............................................................. S-7
Bankers Trust New York Corporation........................................ S-12
Selected Consolidated Financial Data and Other Information................ S-13
BT Preferred Capital Trust I.............................................. S-14
Use of Proceeds........................................................... S-14
Accounting Treatment...................................................... S-14
Capitalization............................................................ S-16
Certain Terms of Preferred Securities..................................... S-17
Certain Terms of Junior Subordinated Debentures........................... S-20
Certain Terms of Guarantee................................................ S-25
Certain Federal Income Tax Consequences................................... S-26
Certain ERISA Considerations.............................................. S-30
Underwriting.............................................................. S-31

                                   PROSPECTUS

Available Information.....................................................    4
Incorporation of Certain Documents by Reference...........................    4
Bankers Trust New York Corporation........................................    6
The Issuer Trusts.........................................................    7
Use of Proceeds...........................................................    8
Description of Preferred Securities.......................................    8
Description of Junior Subordinated Debentures.............................   21
Description of Guarantees.................................................   31
Description of Expense Agreements.........................................   34
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures, the Guarantees and the Expense Agreements.......   34
Plan of Distribution......................................................   36
Validity of Securities....................................................   37
Experts...................................................................   37

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               $200,000,000

                          BT PREFERRED CAPITAL TRUST I

                      % PREFERRED SECURITIES, SERIES I
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                           [LOGO] BANKERS TRUST NEW
                                YORK CORPORATION


                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                             SMITH BARNEY INC.

                            MERRILL LYNCH & CO.

                         PAINEWEBBER INCORPORATED

                    PRUDENTIAL SECURITIES INCORPORATED

                         DEAN WITTER REYNOLDS INC.

                          AG EDWARDS & SONS, INC.

                           GOLDMAN, SACHS & CO.

                                      , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION ISSUE DATE: JANUARY 31, 1997

PROSPECTUS
                                  $580,000,000

 [LOGO]                BANKERS TRUST NEW YORK CORPORATION

                                DEBT SECURITIES

  Bankers Trust New York Corporation (the "Corporation") may offer from time to time up to $580,000,000 aggregate principal amount, or its equivalent (based on the applicable exchange rate at the time of offering) in such foreign currencies, or units of two or more thereof, as may be designated by the Corporation at the time of offering, of one or more series of debt securities (the "Debt Securities"). If Debt Securities are issued at an original issue discount, the Corporation may issue such higher principal amount as may be sold for an initial public offering price of up to $580,000,000, or its equivalent (based on the applicable exchange rate at the time of offering) in such foreign currencies, or units of two or more thereof, as may be designated by the Corporation at the time of offering. The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). Debt Securities will be offered on terms to be determined at the time of offering. The specific title, the aggregate principal amount, the purchase price, the maturity, the rate and time of payment of any interest, any redemption provisions, any terms of conversion or exchange and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the applicable supplement to this Prospectus (the "Prospectus Supplement").

  The Offered Securities may be sold by the Corporation directly or through agents or dealers. In addition, the Offered Securities may be sold to or through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone pursuant to offering terms fixed at the time of offering. The agents and dealers or underwriters in connection with the sale of any Offered Securities will be set forth in the applicable Prospectus Supplement.

  The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities, when issued, will be unsecured and subordinated as described herein under "Description of Debt Securities--Subordination--Subordinated Debt Securities". Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Corporation. There is no right of acceleration of payment of Subordinated Debt Securities in the case of a default in the performance of any covenant of the Corporation, including the payment of principal or interest. See "Description of Debt Securities--Events of Default--Subordinated Debt Securities".

                                  -----------

 THE OFFERED SECURITIES WILL NOT BE DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO  THE
   CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  Following the initial distribution of any Offered Securities, BT Securities Corporation ("BT Securities") and other affiliates of the Corporation may offer and sell such securities in the course of their business as broker-dealers. BT Securities and such other affiliates may act as principal or agent in such transactions. This Prospectus and the applicable Prospectus Supplement may be used by BT Securities and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

               The date of this Prospectus is        , 1997.

  FOR NORTH CAROLINA  INVESTORS: THE COMMISSIONER OF INSURANCE  OF THE STATE
     OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR
       HAS  THE COMMISSIONER PASSED  UPON THE  ACCURACY OR ADEQUACY  OF
          THIS
              PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Corporation, that file electronically with the Commission. In addition, such material can be inspected at the office of the New York Stock Exchange, Inc. and the office of the American Stock Exchange, Inc. on which certain securities of the Corporation are listed. This Prospectus does not contain all of the information set forth in the registration statement of which this Prospectus forms a part (the "Registration Statement"), which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation hereby incorporates by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act;

    (b) The Corporation's Quarterly Reports on Form 10-Q (file number 1-5920) for the quarters ended March 31, June 30 and September 30, 1996, filed pursuant to Section 13 of the Exchange Act; and

    (c) The Corporation's Current Reports on Form 8-K (file number 1-5920) dated March 19, April 15, April 25, May 3, May 22, June 18, July 18, July 22, July 26, August 1, October 3, October 17, October 22, November 19 and December 9, 1996 and January 23, 1997, filed pursuant to Section 13 of the Exchange Act.


  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person who receives a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Written requests should be mailed to the Office of the Secretary, Bankers Trust New York Corporation, 130 Liberty Street, New York, New York, 10006. Telephone requests may be directed to (212) 250-2201.

                                ---------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  Bankers Trust New York Corporation (the "Corporation") is a bank holding company, incorporated under the laws of the State of New York in 1965. At December 31, 1996, the Corporation had consolidated total assets of $120.2 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Asia, Latin America, Australia/New Zealand and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1992 1993 1994 1995 1996
                                                        ---- ---- ---- ---- ----
   Excluding Interest on Deposits...................... 1.44 1.71 1.28 1.08 1.20
   Including Interest on Deposits...................... 1.28 1.48 1.21 1.06 1.15

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including investments in, or extensions of credit to, the Corporation's subsidiaries. Except as described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although management will have determined at the date of the applicable Prospectus Supplement that funds should be borrowed at that time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

                        DESCRIPTION OF DEBT SECURITIES

  Senior Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of November 1, 1991, as amended by the First Supplemental Indenture, dated as of September 1, 1993 (as so supplemented, the "Senior Indenture"), between the Corporation and The Chase Manhattan Bank (National Association), as Trustee (the "Senior Trustee"). Subordinated Debt Securities may be issued from time to time in one or more series under either an Indenture, dated as of April 1, 1992, as amended by the First Supplemental Indenture, dated as of January 15, 1993 (as so supplemented, the "Subordinated Indenture"), between the Corporation and Marine Midland Bank, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." As used under this caption, unless the context otherwise requires, "debt securities" in lower case refers to all debt securities issued or issuable, as the case may be, under the Indentures, and "Debt Securities" refers to the Debt Securities covered by this Prospectus and any applicable Prospectus Supplement. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms, copies of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal amount of debt securities that may be issued thereunder.

  Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the specific title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) the aggregate principal amount of the Debt Securities; (4) the percentage of their principal amount at which the Debt Securities will be issued; (5) the date on which the Debt Securities will mature; (6) whether the Debt Securities will bear interest and, if so, the rate or rates per annum or the method for determining the rate or rates at which the Debt Securities will bear interest; (7) any index, security, group of securities or formula used to determine the amount of principal of, premium, if any, and interest, if any, on the Debt Securities (8) the time or times at which any such principal, premium, if any, or interest will be payable; (9) any provisions relating to optional or mandatory redemption of the Debt Securities; (10) the denominations in which the Debt Securities are authorized to be issued; (11) the place or places at which, the period or periods within which, the price or prices at which and the terms and conditions, if any, upon which the Debt Securities may be exchanged for or converted into other securities of the Corporation, including Series Preferred Stock and Common Stock; (12) the currency or units of two or more currencies in which the Debt Securities are denominated, if other than U.S. dollars, and the currency or units of two or more currencies in which interest is payable if other than the currency in which the Debt Securities are denominated; (13) the place or places at which the Corporation will make payments of principal, premium, if any, and interest, if any, and the method of such payment; (14) whether the Debt Securities will be issued, in whole or in part, in the form of one or more Global Debt Securities (as hereinafter defined) and, in such case, the depository for such Global Debt Security or Global Debt Securities; (15) the person to whom any Debt Security of such series will be payable, if other than the person in whose name that Debt Security (or one or more Predecessor Securities (as defined in the applicable Indenture)) is registered at the close of business on the Regular Record Date (as defined in the applicable Indenture) for such interest; (16) the extent to which, or the manner in which, any interest payable on a Global Debt Security on an Interest Payment Date (as defined in the applicable Indenture) will be paid; (17) any additional covenants and Events of Default and the remedies with respect thereto not set forth in the respective Indenture; and (18) any other specific terms of the Debt Securities.

SUBORDINATION

  Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Debt Securities will be subject to the subordination provisions set forth in the applicable Subordinated Indenture and described below.

  The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). In certain events of insolvency, the payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities (as defined in the Subordinated Indenture, "Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of, premium, if any, or interest on the Subordinated Debt Securities. No payments on account of principal of, premium, if any, or interest on the Subordinated Debt Securities or on account of the purchase or acquisition of Subordinated Debt Securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding is pending with respect to any such default.

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Corporation who hold obligations other than Senior Indebtedness and the Subordinated Debt Securities may recover less in respect of such obligations, ratably, than holders of Senior Indebtedness and may recover more in respect of such obligations, ratably, than the holders of the Subordinated Debt Securities. By reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness (as defined in the applicable Indenture) that are not required to pay over Excess Proceeds may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the holders of Subordinated Debt Securities.

  Senior Indebtedness is defined in the Subordinated Indenture as the principal of, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Corporation) on (a) all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of such Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities or is identified in a Board Resolution or any indenture supplemental to the Subordinated Indenture as not superior in right of payment or to rank pari passu with the Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such indebtedness for money borrowed. Senior Indebtedness does not, however, include any obligations on account of Existing Subordinated Indebtedness. The term "indebtedness for money borrowed," when used with respect to the Corporation, is defined to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

  "Existing Subordinated Indebtedness" means the Corporation's 8% Subordinated Debentures due March 1997, Zero Coupon Subordinated Yen Notes due 1997-2004, Subordinated Money Market Capital Notes, Series A, B and C due June 1999, 9.20% Subordinated Capital Notes due July 15, 1999, 9.50% Subordinated Debentures due June 14, 2000, 9.40% Subordinated Debentures due March 1, 2001, 9.00% Subordinated Debentures due August 1, 2001, 7.50% Subordinated Debentures due January 15, 2002, 8 1/8% Subordinated Notes due 2002, 8 1/8% Subordinated Debentures due May 15, 2002, 7 1/8% Subordinated Debentures due July 31, 2002, Subordinated Floating Rate Notes due 2002, 7.25% Subordinated Debentures due January 15, 2003, Subordinated Constant Maturity Treasury Floating Rate Debentures due 2003, Subordinated LIBOR CMT Floating Rate Debentures due 2003, Subordinated Floating Rate Notes due 2004, 8 1/4% Subordinated Notes due 2005, Subordinated Floating Rate Notes due 2005, Subordinated Yen Loan due 2005, 7 1/8% Subordinated Notes due March 15, 2006, 6% Subordinated Notes due October 2008, 7 3/8% Subordinated Notes due 2008, 7 1/8% Subordinated Notes due 2010, 7 1/4% Subordinated Notes due October 15, 2011, 7 1/2% Subordinated Notes due 2010, 7 1/2% Subordinated Notes due November 15, 2015, 6 1/8% Convertible Capital Securities due June 2033 and 6.00% Convertible Capital Securities due August 2033 and such other indebtedness as may be specified in the applicable Prospectus Supplement.

  "Other Financial Obligations" means all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than
(A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities. "Entitled Persons" means any person who is entitled to payment pursuant to the terms of Other Financial Obligations.

  The Corporation's obligations under the Subordinated Debt Securities will rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the applicable Subordinated Indenture.

  As of September 30, 1996, Senior Indebtedness and Other Financial Obligations of the Corporation aggregated approximately $15 billion.

  The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness and other Financial Obligations, which may include indebtedness that is senior to the Subordinated Debt Securities but subordinate to other obligations of the Corporation, including obligations of the Corporation in respect of Other Financial Obligations.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in certificated or global form. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security

Registrar (as defined in the applicable Indenture), or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the relevant Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed Bankers as Security Registrar with respect to both the Senior Debt Securities and the Subordinated Debt Securities. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each Place of Payment (as defined in the applicable Indenture) for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Corporation shall not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Debt Security will be made only against surrender to the Paying Agent (as defined in the applicable Indenture) of such Debt Security. Unless otherwise indicated in an applicable Prospectus Supplement, principal of, premium, if any, and interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the applicable Indenture) with respect to such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date (as defined in the applicable Indenture) will be made to the person in whose name such Debt Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest.

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office (as defined in the applicable Indenture) of Bankers in The City of New York will be designated as the Corporation's sole Paying Agent for payments with respect to Debt Securities of each series. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Corporation for the Debt Securities of any series will be named in the applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities.

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of, premium, if any, or interest on any Debt Security of any series and that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Corporation and the holder of such Debt Security must thereafter look only to the Corporation for payment of such amounts.

MODIFICATION OF THE INDENTURES

  Each Indenture contains provisions that permit the Corporation and the respective Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the debt securities that are affected by the modification, to modify the particular Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture. However, no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any such debt security, (b) reduce the principal amount of, or premium or rate of interest, if any, on, any such debt security,
(c) reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium or interest, if any, on, any such debt security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security, or (f) reduce the percentage in principal amount of Outstanding debt securities (as defined in such Indenture) of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

EVENTS OF DEFAULT

 Senior Debt Securities

  An Event of Default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as being: default for 30 days in payment of any interest on Senior Debt Securities of such series; default in payment of principal of, or premium, if any, on, Senior Debt Securities of such series; default for 30 days in payment of any mandatory sinking fund payment required by the Senior Debt Securities of such series; default for 90 days after notice in performance of any other covenant in the Senior Debt Securities of such series or in the Senior Indenture; or certain events of bankruptcy, insolvency or reorganization. If an Event of Default with respect to Senior Debt Securities of any series occurs and is continuing, the Senior Trustee or the holders of not less than 25% in principal amount of the Senior Debt Securities of such series then outstanding may declare the principal of all such Senior Debt Securities to be due and payable. The Corporation is required to furnish to the Senior Trustee annually a statement as to the performance by the Corporation of its obligations under the Senior Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Senior Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest on the Senior Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Senior Debt Securities of such series then outstanding. The Senior Trustee may withhold notice to the holders of Senior Debt Securities of any series of any continuing default (except in the payment of the principal of, or premium, if any, or interest on any Senior Debt Securities of such series or in the payment of any sinking or purchase fund installment) if the Senior Trustee considers it in the interest of holders of such series of Senior Debt Securities to do so.

 Subordinated Debt Securities

  An Event of Default with respect to Subordinated Debt Securities of any series is defined in the Subordinated Indenture as being certain events involving a bankruptcy, insolvency or reorganization of the Corporation. If an Event of Default with respect to Subordinated Debt Securities of any series shall have occurred and be continuing, either the applicable Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of such series then outstanding may declare the principal of such Subordinated Debt Securities to be due and payable immediately. The Corporation is required to furnish to the Subordinated Trustee annually a statement as to the performance by the Corporation of its obligations under the Subordinated Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Subordinated Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, premium, if any, or interest on such Subordinated Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series then outstanding. The Subordinated Trustee may withhold notice to the holders of the Subordinated Debt Securities of any series issued under the applicable Indenture of any continuing default (except in the payment of the principal of, or premium, if any, or interest on any Subordinated Debt Securities of such series or in the payment of any sinking or purchase fund installment) if such Subordinated Trustee considers it in the interest of the holders of such series of Subordinated Debt Securities to do so.

  The Subordinated Indenture does not provide for any right of acceleration of the payment of the principal of a series of Subordinated Debt Securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the Subordinated Debt Securities of the particular series or in the Subordinated Indenture. In the event of a default in the payment of interest, principal or premium, if any, the holder of a Subordinated Debt Security (or the Subordinated Trustee on behalf of the holders of all of the series of Subordinated Debt Securities affected) may, subject to certain limitations and conditions, seek to enforce payment of such interest, principal or premium, if any.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

  The Corporation has covenanted in the Indentures that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation unless the Corporation is the continuing corporation, or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations under any outstanding Debt Securities and the respective Indentures and the Corporation or such successor corporation is not, immediately after such merger, consolidation, sale or conveyance, in default in the performance of any of the covenants or conditions of the respective Indentures. The Indentures do not contain any other covenant that restricts the Corporation's ability to merge or consolidate with any other corporation, sell or convey all or substantially all of its assets to any persons, firm or corporation or otherwise engage in restructuring transactions. Further, the Indentures do not contain any provisions that would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Corporation.

TITLE

  The Corporation, the Trustees and any agent of the Corporation or the relevant Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

REPLACEMENT OF DEBT SECURITIES

  Any mutilated Debt Security will be replaced by the Corporation at the expense of the holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the relevant Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Corporation and the relevant Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the relevant Trustee and the Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued.

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEES

  Subject to the provisions of the relevant Indenture relating to its duties, each Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders of Debt Securities issued thereunder, unless such holders shall have offered to such Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the debt securities then outstanding thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the relevant Indenture, or exercising any trust or power conferred on such Trustee.

 Senior Trustee

  Bankers serves as trustee under various indentures for The Chase Manhattan Corporation, parent company of the Senior Trustee. The Senior Trustee also serves as trustee under another indenture with the Corporation relating to other issues of its debt securities. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the Senior Trustee.

 Subordinated Trustee

  Bankers serves as trustee under various indentures for affiliates of the Subordinated Trustee. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the Subordinated Trustee.

                             BOOK-ENTRY SECURITIES

  The Debt Securities may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Debt Securities, the "Global Debt Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of the Debt Securities that are issued in global form. No person that acquires an interest in such Debt Securities will be entitled to receive a certificate representing such person's interest in such Offered Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Debt Securities are issued under the limited circumstances described herein, all references to actions by holders of Debt Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Debt Securities.

  DTC has informed the Corporation that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Debt Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Trustee or the Corporation as registered holders of the Debt Securities entitled to the benefits of the applicable Indenture or the terms of the Debt Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Debt Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

  Because DTC can act only on behalf of Participants, who in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Debt Securities, may be limited due to the absence of physical certificates for such Debt Securities.

  DTC has advised the Corporation that DTC will take any action permitted to be taken by a registered holder of any Debt Securities under the applicable Indenture or the terms of the Debt Securities only at the direction of one or more Participants to whose accounts with DTC such Debt Securities are credited.

  A Global Debt Security will be exchangeable for the relevant definitive Debt Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depository for such Global Debt Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository,
(ii) the Corporation executes and delivers to the applicable Trustee an order complying with the requirements of the applicable Indenture that such Global Debt Security will be so exchangeable or (iii) there has occurred and is continuing a default in the payment of principal of, premium, if any, or interest on, the Debt Securities or an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities. Any Global Debt Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Debt Securities or definitive Debt Securities registered in such names as DTC directs.

  Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Debt Securities. Upon surrender by DTC of the Global Debt Security representing the Debt Securities and delivery of instructions for re-registration, the Trustee or the applicable registrar, as the case may be, will reissue the Debt Securities as definitive Debt Securities, and thereafter such Trustee or the applicable registrar will recognize the holders of such definitive Debt Securities as registered holders of Debt Securities entitled to the benefits of the applicable Indenture or the terms of the Debt Securities, as the case may be.

  Except as described above, the Global Debt Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Debt Security evidencing all or part of the Debt Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Debt Securities.

                            UNITED STATES TAXATION

  Certain special United States federal income tax considerations may be applicable to the Debt Securities (including those issued at an original issue discount). If securities are issued at an original issue discount or such tax considerations are material to investors, the applicable Prospectus Supplement will describe the tax considerations and a tax opinion will be filed with the Commission. Prospective purchasers of Debt Securities are urged to consult their own tax advisors prior to any acquisition of such Debt Securities.

                            FOREIGN CURRENCY RISKS

GENERAL

  Debt Securities of a series may be denominated in such foreign currencies or currency units as may be designated by the Corporation at the time of offering (the "Foreign Currency Securities").

ADDITIONAL FACTORS WILL BE SET FORTH IN CONNECTION WITH A SPECIFIC FOREIGN CURRENCY SECURITY IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

  Unless otherwise indicated in an applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Foreign Currency Security is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of, premium, if any, and interest on a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Corporation at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies, over which the Corporation has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Foreign Currency Security, in the U.S. dollar-equivalent value of the principal repayable at maturity of such Foreign Currency Security and, generally, in the U.S. dollar-equivalent market value of such Foreign Currency Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity. Even if there are no exchange controls in effect with respect to a Specified Currency, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Foreign Currency Security's maturity due to other circumstances beyond the control of the Corporation.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Foreign Currency Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date on which judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.

                        VALIDITY OF OFFERED SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, the validity of the Offered Securities to which this Prospectus relates will be passed upon for the Corporation by Gordon S. Calder, Jr., Esq., a Managing Director and Counsel of Bankers, and for any underwriters or agents by White & Case, New York, New York. White & Case performs services for the Corporation from time to time. Mr. Calder has an interest in a number of shares equal to less than .02% of the Corporation's outstanding Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 1995, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                             PLAN OF DISTRIBUTION

  The Corporation may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell Offered Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may, from time to time, authorize firms acting as the Corporation's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each series of Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

  BT Securities Corporation ("BT Securities"), which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), a subsidiary of the Corporation, may participate in the distributions of the Offered Securities. The offer and sale of the Offered Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

  Any market making activities of BT Securities with respect to the Offered Securities will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the NASD. Following the initial distribution of any Offered Securities, BT Securities and other affiliates of the Corporation may offer and sell such Offered Securities in the course of their business as broker-dealers. BT Securities and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by BT Securities and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Neither BT Securities nor such other affiliates are obligated to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Filing fee for registration statement........................... $175,758
     Legal fees and expenses.........................................  150,000*
     Accounting fees and expenses....................................   75,000*
     Blue sky fees and expenses......................................   20,000*
     Printing and engraving fees.....................................   50,000*
     Trustees' fees and expenses.....................................   60,000*
     Listing fees and expenses.......................................  100,000*
     Rating agency fees..............................................  200,000*
     NASD Fees.......................................................   30,500
     Miscellaneous...................................................   38,742*
                                                                      --------
         Total....................................................... $900,000*
                                                                      ========

--------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

  Section 5.01 The corporation shall, to the fullest extent permitted by
Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

  Section 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply
(i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

  Section 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

  Section 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

  Section 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  Section 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Section 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officer Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-Laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

  Reference is made to the forms of Underwriting Agreements filed as Exhibits
1.1 and 1.2 hereto for a description of certain indemnity arrangements.

  Under the Amended and Restated Declarations of Trust (Exhibits 4.10, 4.11,
4.12 and 4.13 to this Registration Statement), Bankers Trust New York Corporation will agree to indemnify each of the Trustees of the Trusts and any predecessor Trustees, and to hold such Trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of such Declarations of Trust, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Declarations of Trust.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                      DESCRIPTION
 -------                                     -----------
    1.1  --Form of Underwriting Agreement for Junior Subordinated Debentures, Preferred
          Securities and Guarantees.
 ***1.2  --Form of Underwriting Agreement for Debt Securities.
 ***4.1  --Form of Indenture for Junior Subordinated Debentures between Bankers Trust New
          York Corporation and Wilmington Trust Company, as Indenture Trustee.
 ***4.2  --Certificate of Trust of BT Preferred Capital Trust I.
 ***4.3  --Declaration of Trust of BT Preferred Capital Trust I.
 ***4.4  --Certificate of Trust of BT Preferred Capital Trust II.
 ***4.5  --Declaration of Trust of BT Preferred Capital Trust II.
 ***4.6  --Certificate of Trust of BT Preferred Capital Trust III.
 ***4.7  --Declaration of Trust of BT Preferred Capital Trust III.
 ***4.8  --Certificate of Trust of BT Preferred Capital Trust IV.
 ***4.9  --Declaration of Trust of BT Preferred Capital Trust IV.
 ***4.10 --Form of Amended and Restated Declaration of Trust of BT Preferred Capital Trust
          I, II, III and IV.
 ***4.11 --Form of Preferred Security Certificate for BT Preferred Capital Trust I, II, III
          and IV (included as Exhibit E of Exhibit 4.10).
 ***4.12 --Form of Guarantee Agreement for BT Preferred Capital Trust I, II, III and IV.
  **4.13 --Indenture, dated as of November 1, 1991, between the Registrant and The Chase
          Manhattan Bank (National Association) relating to Senior Debt Securities (filed as an Exhibit to the Registrant's Current Report on Form 8-K, dated November 12,
          1991, file number 1-5920).
  **4.14 --First Supplemental Indenture, dated as of September 1, 1993, between the
          Registrant and The Chase Manhattan Bank (National Association) (filed as an
          Exhibit to the Registrant's Current Report on Form 8-K, dated October 22, 1993, file number 1-5920).
  **4.15 --Indenture, dated as of April 1, 1992, between the Registrant and Marine Midland
          Bank, N.A. relating to Subordinated Debt Securities (filed as an Exhibit to the
          Registrant's Registration Statement on Form S-3, file number 33-50395, as filed on
          September 24, 1993).

 EXHIBIT
  NUMBER                                       DESCRIPTION
 -------                                       -----------
   **4.16  --First Supplemental Indenture, dated as of January 15, 1993, between the
            Registrant and Marine Midland Bank, N.A. (filed as an Exhibit to the Registrant's
            Current Report on Form 8-K dated January 14, 1993, file number 1-5920).

  ***4.17  --Form of Certificate for Debt Securities.
     5.1   --Opinion of Sullivan & Cromwell as to the legality of the Junior Subordinated Debt
            Securities and the Guarantees to be issued by Bankers Trust New York Corporation.
     5.2   --Opinion of Richards, Layton & Finger as to the legality of the Preferred
            Securities to be issued by BT Preferred Capital Trust I.
     5.3   --Opinion of Richards, Layton & Finger as to the legality of the Preferred
            Securities to be issued by BT Preferred Capital Trust II.
     5.4   --Opinion of Richards, Layton & Finger as to the legality of the Preferred
            Securities to be issued by BT Preferred Capital Trust III.
     5.5   --Opinion of Richards, Layton & Finger as to the legality of the Preferred
            Securities to be issued by BT Preferred Capital Trust IV.
  ***5.6   --Opinion of Gordon S. Calder, Jr., Esq., as to the legality of the Debt Securities to be issued by Bankers Trust New York Corporation.
     8.1   --Opinion of Sullivan & Cromwell as to certain federal income tax matters.
    12.1   --Computation of Consolidated Ratios of Earnings to Fixed Charges.
    12.2   --Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and
            Preferred Stock Dividend Requirements.
 ***23.1   --Consent of Independent Auditors.
    23.2   --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
    23.3   --Consent of Richards, Layton & Finger (contained in the opinions filed as Exhibits
            5.2, 5.3, 5.4 and 5.5 to this Registration Statement).
 ***23.4   --Consent of Gordon S. Calder, Jr., Esq. (contained in the opinion file as Exhibit
            5.6 to this Registration Statement).
    23.5   --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 8.1 to this Registration Statement).
 ***24.1   --Powers of Attorney.
 ***25.1   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the indenture relating to the
            Junior Subordinated Debentures.
 ***25.2   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Amended and Restated
            Declaration of Trust of BT Preferred Capital Trust I.
 ***25.3   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Amended and Restated
            Declaration of Trust of BT Preferred Capital Trust II.
 ***25.4   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Amended and Restated
            Declaration of Trust of BT Preferred Capital Trust III.
 ***25.5   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Amended and Restated
            Declaration of Trust of BT Preferred Capital Trust IV.

 EXHIBIT
  NUMBER                                       DESCRIPTION
 -------                                       -----------
 ***25.6   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust I.
 ***25.7   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust II.
 ***25.8   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust III.
 ***25.9   --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
            Wilmington Trust Company to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities issued by BT Preferred Capital Trust IV.
 ***25.10  --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
            Chase Manhattan Bank (National Association).
 ***25.11  --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Marine
            Midland Bank, as amended.

--------
  *To be filed by amendment.
 **Incorporated by reference.
*** Previously filed.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports file by a registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Each of the undersigned registrants hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned registrants hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 30TH DAY OF JANUARY, 1997.

                                          Bankers Trust New York Corporation

                                               /s/ James T. Byrne, Jr.
                                          By: _________________________________

                                             (JAMES T. BYRNE, JR.) SENIOR VICE
                                                      PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

              SIGNATURE                        TITLE                 DATE

          Frank N. Newman*             Chairman of the
-------------------------------------   Board, Chief             January 30,
          (FRANK N. NEWMAN)             Executive Officer         1997
                                        and Director
                                        (Principal
                                        Executive Officer)

         Richard H. Daniel*            Executive Vice
-------------------------------------   President and Chief      January 30,
         (RICHARD H. DANIEL)            Financial Officer         1997
                                        and Controller
                                        (Principal
                                        Financial Officer)

        Geoffrey M. Fletcher*          Senior Vice
-------------------------------------   President                January 30,
       (GEOFFREY M. FLETCHER)           (Principal                1997
                                        Accounting Officer)

         George B. Beitzel*            Director
-------------------------------------                            January 30,
         (GEORGE B. BEITZEL)                                      1997

        Philip A. Griffiths*           Director
-------------------------------------                            January 30,
        (PHILIP A. GRIFFITHS)                                     1997

         William R. Howell*            Director
-------------------------------------                            January 30,
         (WILLIAM R. HOWELL)                                      1997

          Jon M. Huntsman*             Director
-------------------------------------                            January 30,
          (JON M. HUNTSMAN)                                       1997

              SIGNATURE                         TITLE                DATE

                                        Director
-------------------------------------                            January 30,
       (VERNON E. JORDAN, JR.)                                    1997

           Hamish Maxwell*              Director
-------------------------------------                            January 30,
          (HAMISH MAXWELL)                                        1997

         N.J. Nicholas Jr.*             Director
-------------------------------------                            January 30,
         (N.J. NICHOLAS JR.)                                      1997

         Russell E. Palmer*             Director
-------------------------------------                            January 30,
         (RUSSELL E. PALMER)                                      1997

                                        Director
-------------------------------------                            January 30,
         (DONALD L. STAHELI)                                      1997

        Patricia C. Stewart*            Director
-------------------------------------                            January 30,
        (PATRICIA C. STEWART)                                     1997

          George J. Vojta*              Director
-------------------------------------                            January 30,
          (GEORGE J. VOJTA)                                       1997

          Paul A. Volcker*              Director
-------------------------------------                            January 30,
          (PAUL A. VOLCKER)                                       1997

    /s/ James T. Byrne, Jr.
*By _________________________________

 (JAMES T. BYRNE, JR., ATTORNEY-IN-
             FACT)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 30TH DAY OF JANUARY, 1997.

                                          BT Preferred Capital Trust I

                                          By: Bankers Trust New York
                                           Corporation
                                               as Depositor

                                               /s/ James T. Byrne, Jr.
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 30TH DAY OF JANUARY, 1997.

                                          BT Preferred Capital Trust II

                                          By: Bankers Trust New York
                                           Corporation
                                               as Depositor

                                               /s/ James T. Byrne, Jr.
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 30TH DAY OF JANUARY, 1997.

                                          BT Preferred Capital Trust III

                                          By: Bankers Trust New York
                                          Corporation,
                                               as Depositor

                                               /s/ James T. Byrne, Jr.
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BT PREFERRED CAPITAL TRUST IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK ON THE 30TH DAY OF JANUARY, 1997.

                                          BT Preferred Capital Trust IV

                                          By: Bankers Trust New York
                                          Corporation,
                                               as Depositor

                                               /s/ James T. Byrne, Jr.
                                          By: _________________________________

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
    1.1  --Form of Underwriting Agreement for Junior Subordinated
          Debentures, Preferred Securities and Guarantees.
 ***1.2  --Form of Underwriting Agreement for Debt Securities.
 ***4.1  --Form of Indenture for Junior Subordinated Debentures between
          Bankers Trust New York Corporation and Wilmington Trust
          Company, as Indenture Trustee.
 ***4.2  --Certificate of Trust of BT Preferred Capital Trust I.
 ***4.3  --Declaration of Trust of BT Preferred Capital Trust I.
 ***4.4  --Certificate of Trust of BT Preferred Capital Trust II.
 ***4.5  --Declaration of Trust of BT Preferred Capital Trust II.
 ***4.6  --Certificate of Trust of BT Preferred Capital Trust III.
 ***4.7  --Declaration of Trust of BT Preferred Capital Trust III.
 ***4.8  --Certificate of Trust of BT Preferred Capital Trust IV.
 ***4.9  --Declaration of Trust of BT Preferred Capital Trust IV.
 ***4.10 --Form of Amended and Restated Declaration of Trust of BT
          Preferred Capital Trust I, II, III and IV.
 ***4.11 --Form of Preferred Security Certificate for BT Preferred
          Capital Trust I, II, III and IV (included as Exhibit E of
          Exhibit 4.10).
 ***4.12 --Form of Guarantee Agreement for BT Preferred Capital Trust I,
          II, III and IV.
  **4.13 --Indenture, dated as of November 1, 1991, between the
          Registrant and The Chase Manhattan Bank (National Association)
          relating to Senior Debt Securities (filed as an Exhibit to the
          Registrant's Current Report on Form 8-K, dated November 12,
          1991, file number 1-5920).
  **4.14 --First Supplemental Indenture, dated as of September 1, 1993, between the Registrant and The Chase Manhattan Bank (National
          Association) (filed as an Exhibit to the Registrant's Current
          Report on Form 8-K, dated October 22, 1993, file number 1-
          5920).
  **4.15 --Indenture, dated as of April 1, 1992, between the Registrant and Marine Midland Bank, N.A. relating to Subordinated Debt
          Securities (filed as an Exhibit to the Registrant's
          Registration Statement on Form S-3, file number 33-50395, as filed on September 24, 1993).
  **4.16 --First Supplemental Indenture, dated as of January 15, 1993, between the Registrant and Marine Midland Bank, N.A. (filed as an Exhibit to the Registrant's Current Report on Form 8-K
          dated January 14, 1993, file number 1-5920).
 ***4.17 --Form of Certificate for Debt Securities.
    5.1  --Opinion of Sullivan & Cromwell, as to the legality of the
          Junior Subordinated Debt Securities and the Guarantees to be
          issued by Bankers Trust New York Corporation.
    5.2  --Opinion of Richards, Layton & Finger as to the legality of the Preferred Securities to be issued by BT Preferred Capital
          Trust I.
    5.3  --Opinion of Richards, Layton & Finger as to the legality of the Preferred Securities to be issued by BT Preferred Capital
          Trust II.
    5.4  --Opinion of Richards, Layton & Finger as to the legality of the Preferred Securities to be issued by BT Preferred Capital
          Trust III.
    5.5  --Opinion of Richards, Layton & Finger as to the legality of the Preferred Securities to be issued by BT Preferred Capital
          Trust IV.

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
  ***5.6 --Opinion of Gordon S. Calder, Jr., Esq., as to the legality of the Debt Securities to be issued by Bankers Trust New York
          Corporation.
     8.1 --Opinion of Sullivan & Cromwell as to certain federal income tax matters.
    12.1 --Computation of Consolidated Ratios of Earnings to Fixed
          Charges.
    12.2 --Computation of Consolidated Ratios of Earnings to Combined
          Fixed Charges and Preferred Stock Dividend Requirements.
 ***23.1 --Consent of Independent Auditors.
    23.2 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
    23.3 --Consent of Richards, Layton & Finger (contained in the opinions filed as Exhibits 5.2, 5.3, 5.4 and 5.5 to this
          Registration Statement).
 ***23.4 --Consent of Gordon S. Calder, Jr., Esq. (contained in the opinion filed as Exhibit 5.6 to this Registration Statement).
    23.5 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 8.1 to this Registration Statement).
 ***24.1 --Powers of Attorney.
 ***25.1 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the indenture relating to the Junior Subordinated
          Debentures.
 ***25.2 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Amended and Restated Declaration of Trust of BT
          Preferred Capital Trust I.
 ***25.3 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Amended and Restated Declaration of Trust of BT
          Preferred Capital Trust II.
 ***25.4 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Amended and Restated Declaration of Trust of BT
          Preferred Capital Trust III.
 ***25.5 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Amended and Restated Declaration of Trust of BT
          Preferred Capital Trust IV.
 ***25.6 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Guarantee for the benefit of the holders of
          Preferred Securities issued by BT Preferred Capital Trust I.
 ***25.7 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Guarantee for the benefit of the holders of
          Preferred Securities issued by BT Preferred Capital Trust II.
 ***25.8 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Guarantee for the benefit of the holders of
          Preferred Securities issued by BT Preferred Capital Trust III.
 ***25.9 --Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Wilmington Trust Company to act as trustee
          under the Guarantee for the benefit of the holders of
          Preferred Securities issued by BT Preferred Capital Trust IV.

 EXHIBIT
  NUMBER                           DESCRIPTION                            PAGE
 -------                           -----------                            ----
 ***25.10 --Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939 of The Chase Manhattan Bank (National
           Association).
 ***25.11 --Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939 of Marine Midland Bank, as amended.

--------
  * To be filed by amendment.
 ** Incorporated by reference.
*** Previously filed.